STOCK PURCHASE AGREEMENT

                                     between

                       MCK COMMUNICATIONS STATUTORY TRUST

                                       and

                             THERMOTREX CORPORATION















                          Dated as of February 11, 2000

         STOCK PURCHASE AGREEMENT dated as of February 11, 2000, by and between MCK Communications Statutory Trust, a Connecticut statutory trust ("MCK"), and ThermoTrex Corporation, a Delaware corporation ("Seller").

                                R E C I T A L S :

         A. MCK wishes to purchase or acquire from Seller, and Seller wishes to sell to MCK, all of the issued and outstanding shares of capital stock of Trex Communications Corporation ("Trex"), all for the purchase price and upon the terms and subject to the conditions hereinafter set forth.

         B. Capitalized terms used herein without separate definition have the meanings given to such terms in SECTION 1.1.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1. DEFINITION OF CERTAIN TERMS. The terms defined in this SECTION 1.1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

         "ACCOUNTS RECEIVABLE": means all accounts receivable due to each of TrexCom (Asia), LNR, EMP and Trex.

         "AFFILIATE": of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         "AGREEMENT": means this Stock Purchase Agreement (including the Schedules hereto), as the same from time to time may be amended, supplemented or waived.

         "APPLICABLE LAW": means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Authority applicable to such Person, (ii) Governmental Approvals applicable to such Person, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority, in each case in this clause (iii) specifically naming or applicable to such Person.

         "BACKLOG": has the meaning set forth in SECTION 4.23.

         "BASELINE BALANCE SHEET": shall mean the combined unaudited balance sheet of the Business at and as of July 3, 1999, a copy of which is attached hereto as SCHEDULE 1.1.

         "BASELINE FINANCIAL STATEMENTS": has the meaning set forth in SECTION 4.4.

         "BOOKS AND RECORDS": means all books and records, including manuals, price lists, mailing lists, lists of customers, production data, sales and promotional materials, purchasing materials, personnel records, manufacturing and quality control records and procedures, research and development files, financial and accounting records, tax records and litigation files (regardless of the media in which stored), in each case relating to or used by the Business.

         "BUSINESS": means the businesses of Trex, exclusive of the CCS Business but inclusive of the businesses of TrexCom (Asia), EMP and LNR, consisting of designing, developing, manufacturing, producing, marketing and selling range telemetry systems and satellite and antenna ground stations.

         "BUYER'S ASSIGNMENT AND ASSUMPTION AGREEMENT": has the meaning set forth in SECTION 6.1(R).

         "CCS": shall mean CCS TrexCom, Inc., a Georgia corporation.

         "CCS BUSINESS": means the business of CCS, which includes developing, marketing, selling and servicing interactive voice and information response systems and products as conducted by CCS.

         "CHARLES DUNN CLAIM": means that disputed invoice dated April 12, 1999 from Charles Dunn Company, Inc., to EMP in the amount of $105,000, and any claim, suit, action or proceeding to the extent based in whole or in part on such disputed invoice.

         "CLOSING": has the meaning set forth in SECTION 3.1.

         "CLOSING DATE": has the meaning set forth in SECTION 3.1.

         "CLOSING DATE NET BOOK VALUE": has the meaning set forth in SECTION 3.3(A).

         "CODE": means the Internal Revenue Code of 1986, as amended.

         "CONSENT": means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

         "CONTRACTS": has the meaning set forth in SECTION 4.11(A).

         "CONVEYANCE DOCUMENTS": has the meaning set forth in SECTION 3.6(A).

         "COVENANT OF PERFORMANCE": has the meaning set forth in the definition of "Special Indemnity Items" below.

         "DISCLOSING PARTY": has the meaning set forth in SECTION 6.1(J).

         "$" or "DOLLARS": means lawful money of the United States of America.

         "$20 MILLION CONVERTIBLE NOTE": has the meaning set forth in the definition of "Special Indemnity Items" below.

         "EACS": has the meaning set forth in SECTION 3.3(B).

         "EMP": means EMP TrexCom, Inc., a Delaware corporation.

         "EMP ACQUISITION AGREEMENT": has the meaning set forth in SECTION 4.36.

         "EMP FACILITY": means all real property, buildings, facilities and improvements thereon presently utilized by EMP in Simi Valley, California under the EMP Lease.

         "EMP LEASE": means the lease, dated December 31, 1998, between Hillside III LLC and EMP, relating to the land and improvements thereon commonly known as 900 Enchanted Way, Simi Valley, located in the County of Ventura, State of California, as more particularly described in such lease, as such lease may be modified or amended in accordance with this Agreement.

         "EMPLOYEE BENEFIT PLANS": has the meaning set forth in SECTION 4.20(A).

         "ENVIRONMENTAL ACTIONS": has the meaning set forth in SECTION 10.3(C).

         "ENVIRONMENTAL LAWS": means any and all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, abatement, Release, threatened Release, arranging for the disposal or transportation of any Hazardous Substances.

         "ENVIRONMENTAL LIABILITIES AND COSTS": means any and all Losses: (a) relating to, or resulting from, the presence (including any allegation by a third party of the presence) of Hazardous Substances in the environment in quantities or concentrations exceeding those allowed pursuant to any Environmental Law, including claims for diminution of property value, personal injury or property damages; and/or (b) imposed by, under or pursuant to Environmental Laws, based on, arising out of or otherwise in respect of (i) any real property owned, leased or operated by Trex, EMP, LNR, TrexCom (Asia) or the Business, or (ii) the environmental conditions existing on the Closing Date on, under or above any real property owned, leased or operated by Trex, EMP, LNR, TrexCom (Asia) or the Business.

         "ERISA": means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) any affiliated service group (as defined in
Section 414(m) of the Code), any of which includes Seller, Trex, TrexCom (Asia), LNR or EMP.

         "ETCS": has the meaning set forth in SECTION 3.3(B).

         "EXCLUSIONS": has the meaning set forth in SECTION 2.2.

         "EXPENSES": has the meaning set forth in SECTION 11.1.

         "FINAL CLOSING STATEMENT OF NET BOOK VALUE": has the meaning set forth in SECTION 3.3(D).

         "GAAP": means United States generally accepted accounting principles.

         "GOVERNMENTAL APPROVAL": means any Consent of, with or to any Governmental Authority.

         "GOVERNMENTAL AUTHORITY": means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

         "GOVERNMENT BID": means any offer to sell made by Trex, TrexCom (Asia), LNR or EMP prior to the Closing Date which, if accepted, would result in a Government Contract.

         "GOVERNMENT CONTRACT": means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order or other similar arrangement of any kind, between Trex, TrexCom (Asia), LNR or EMP and (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above.

         "GOVERNMENT DISCLOSURE": means any written certification, representation, warranty or statement by Seller, TrexCom (Asia), LNR, EMP, Trex or any of their respective Affiliates to a Governmental Authority in that capacity, or any agent or instrumentality thereof, which in any such case relates to the operation of the Business or to TrexCom (Asia), LNR, EMP or Trex.

         "HAZARDOUS SUBSTANCE": means any substance that: (i) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste", "hazardous material", "toxic substance", "contaminant", "pollutant", "oil" or "hazardous substance" thereunder; or (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such under any Environmental Law.

         "HOUSTON FACILITY": means all real property, buildings, facilities and improvements thereon presently utilized by Trex in Houston, Texas under the Houston Lease.

         "HOUSTON LEASE": means the lease, dated July 8, 1998, between Edgewood Development, Inc., as lessor, and Trex, as lessee.

         "HSR ACT": means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INCLUDE", "INCLUDES", "INCLUDED" and "INCLUDING": shall be construed as if followed by the phrase "without being limited to"

         "INDEMNIFIED PARTY": has the meaning set forth in SECTION 10.3.

         "INDEMNIFYING PARTY": has the meaning set forth in SECTION 10.3.

         "INFORMATION": has the meaning set forth in SECTION 6.1(C).

         "INITIAL CLOSING STATEMENT OF NET BOOK VALUE": has the meaning set forth in SECTION 3.3(B).

         "INTELLECTUAL PROPERTY": means: (i) any and all trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names, logos and other indications of origin, sponsorship or affiliation, together with the goodwill associated therewith (whether the foregoing are registered or unregistered), registrations thereof in any jurisdiction and applications to register any of the foregoing in any jurisdiction, and any extension, modification or renewal of any such registration or application; (ii) any and all inventions, developments, improvements, discoveries, know how, concepts and ideas, whether patentable or not in any jurisdiction; (iii) any and all patents, revalidations, industrial designs, industrial models and utility models, patent applications (including reissues, continuations, divisions, continuations-in-part and extensions) and patent disclosures; (iv) any and all mask works and other semiconductor chip rights and registrations thereof; (v) any and all non-public information, trade secrets and proprietary or confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (vi) any and all writings and other works, whether copyrighted, copyrightable or not in any jurisdiction, such works including computer programs and software (including source code, object code, data and databases); (vii) any and all copyrights, copyright registrations and applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (viii) any and all other intellectual property or proprietary rights; (ix) any and all agreements, licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (x) any and all claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

         "INTERCOMPANY AGREEMENTS": has the meaning set forth in SECTION 6.1(G).

         "INVENTORIES": means all inventories of raw materials, work in process, finished products, goods, spare parts and replacement and component parts.

         "IRS": means the Internal Revenue Service.

         "JOEL BROWN CLAIM": means that New York EEOC claim filed on behalf of Joel Brown against LNR and any other claim, suit, action or proceeding to the extent based in whole or in part on the allegations made in such New York EEOC claim.

         "KNOWLEDGE OF SELLER, TREX, TREXCOM (ASIA), LNR OR EMP" and words or phrases of similar import, means the actual knowledge of, or the actual knowledge that would be present after reasonable inquiry of, Ashok Rao, Todd Liebman, Avi Bentov (a/k/a Alberto Bueno), Donald Turner, Vikas Sharma, Bhaskar Panchal, Rick Sarpolus, Larry Huffman, Robert Rashkin, Jerome Bayol, Larry Fodrowski or John Mruz.

         "LASER TECHNOLOGY LICENSE": has the meaning set forth in the definition of "Special Indemnity Items" below.

         "LIEN": means any mortgage, pledge, hypothecation, security interest, encumbrance, adverse claim or interest, easement, encroachment, title defect, title retention agreement, lien, charge or other similar restriction or limitation.

         "LNR": means LNR TrexCom Inc., a Delaware corporation.

         "LNR ACQUISITION AGREEMENT": has the meaning set forth in SECTION 4.7.

         "LNR FACILITY": means all real property, buildings, facilities and improvements thereon as well as the unimproved land, described in SCHEDULE 1.2 hereto and shown in the Survey.

         "LOGO": means any symbol or logo incorporating a Name.

         "LOSSES": has the meaning set forth in SECTION 10.1.

         "MATERIAL ADVERSE EFFECT": means any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, financial condition, properties, assets or liabilities of the Business taken as a whole; provided, however, that a "Material Adverse Effect" shall not include any event, circumstance, occurrence, fact, condition, change or effect arising out of, resulting from or attributable to (i) economic factors affecting the economy as a whole, or (ii) factors generally affecting the industry or specific markets in which the Business or any of Trex, TrexCom (Asia), LNR or EMP competes.

         "MCK": has the meaning set forth in the first paragraph of this Agreement.

         "MCK INDEMNITEES": has the meaning set forth in SECTION 10.1.

         "MCK'S AUDITORS": has the meaning set forth in SECTION 3.3(C).

         "MCK'S CERTIFICATE": has the meaning set forth in SECTION 3.5(E).

         "NAME": means any name, mark, trade name, trademark, service name or service mark.

         "NEUTRAL AUDITOR": has the meaning set forth in SECTION 3.3(D).

         "NON-COMPETITION AGREEMENT": has the meaning set forth in SECTION
3.6(L).

         "NON-CONTINUING EMPLOYEES": has the meaning set forth in SECTION 8.1.

         "NOTICE": has the meaning set forth in SECTION 11.3.

         "OWNED REAL PROPERTY": means fee title to the land, building, and improvements comprising the LNR Facility.

         "PENSION PLAN": has the meaning set forth in SECTION 4.20(E).

         "PERMITTED LIENS": means (i) Liens reserved against in the Baseline Balance Sheet, to the extent so reserved, and Liens incurred since the date of the Baseline Balance Sheet in the ordinary course of business consistent in all material respects with past practice, to the extent reserved against in the Initial Closing Statement of Net Book Value, (ii) Liens for Taxes not yet due and payable, (iii) Liens for Taxes which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books relating to the Business in accordance with GAAP and are reflected on the Final Closing Statement of Net Book Value, (iv) landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books relating to the Business to the extent required by GAAP, (v) Liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business consistent in all material respects with past practice and not in anticipation of the transactions contemplated by this Agreement, (vi) Liens arising solely by action of MCK, and (vii) Liens that, individually and in the aggregate, are not material in character, amount or extent and do not materially detract from the value or marketability of, or interfere with the present use of, any of the assets used in the Business.

         "PERSON": means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

         "PRE-CLOSING INFORMATION": has the meaning set forth in SECTION 6.2(D).

         "PRE-CLOSING TAXES": has the meaning set forth in SECTION 6.1(P).

         "PURCHASE PRICE": has the meaning set forth in SECTION 3.2.

         "QUALIFIED PURCHASER": means any entity which is affirmatively accepted in writing by Seller in its reasonable discretion as such or which meets both of the following economic criteria: GAAP shareholders' equity of at least $200 million and trailing 12-month revenues as reported in 1934 Act filings of at least $500 million.

         "REAL ESTATE ASSETS": means the EMP Facility, the LNR Facility and the Houston Facility.

         "RELEASE": means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

         "RESOLUTION PERIOD": has the meaning set forth in SECTION 3.3(C).

         "SEC": has the meaning set forth in SECTION 6.1(S).

         "SELLER": has the meaning set forth in the first paragraph of this Agreement.

         "SELLER INDEMNITEES": has the meaning set forth in SECTION 10.2.

         "SELLER'S ASSIGNMENT AND ASSUMPTION AGREEMENT": has the meaning set forth in SECTION 6.1(R).

         "SELLER'S AUDITORS": has the meaning set forth in SECTION 3.3(B).

         "SELLER'S OFFICER'S CERTIFICATE": has the meaning set forth in SECTION 3.6(I).

         "SHARES" means all of the issued and outstanding shares of capital stock of Trex.

         "SPECIAL INDEMNITY ITEMS" mean:

                  (i) any debt, liabilities, commitments, payables or other obligations of Trex, TrexCom (Asia), LNR or EMP to any of their respective pre-Closing Affiliates (including any agreement, commitment, contract, arrangement, understanding, etc., between or among Thermo Electron Corporation, Seller, Trex, TrexCom (Asia), LNR, EMP, any of their respective Affiliates or any current or former holder of any security (or of any right or obligation to redeem, purchase or otherwise acquire any security) of any of the foregoing Persons), except (A) to the extent accrued for on the Final Closing Statement of Net Book Value, (B) pursuant to the terms of the Amended and Restated License Agreement effective as of February 11, 2000, between Trex and Seller relating to laser communications technologies, a copy of which is attached hereto as EXHIBIT F (the "Laser Technology License"), and (C) pursuant to the terms of the Mutual Covenant of Performance, dated February 11, 2000 between Trex and Seller relating to certain Government Contracts (the "COVENANT OF PERFORMANCE");

                  (ii) any debt, liability, obligation or commitment relating to or arising out of (A) any severance obligations to Non-Continuing Employees arising pursuant to any severance agreements or arrangements with such Non-Continuing Employees in existence prior to the Closing, (B) the termination of employment, on or prior to the Closing, of any employee of Trex, TrexCom
(Asia), LNR or EMP or the Business, (C) any transaction, retention or similar bonus or bonuses to any employee, officer or consultant of Trex, TrexCom (Asia), LNR or EMP arising pursuant to agreements or arrangements with such individuals in existence prior to the Closing, or (D) any employment, retention or severance agreement or arrangement with Ashok Rao in existence prior to the Closing;

                  (iii) the principal, interest or other amounts owing in respect of the $20,000,000 loan from Seller to Trex evidenced by that certain 4.0% Subordinated Convertible Note Due 2003, dated as of November 30, 1998 (the "$20 MILLION CONVERTIBLE NOTE"), and that certain Subordinated Convertible Note Purchase Agreement, of even date therewith, between Trex and Seller;

                  (iv) any and all obligations of Seller, Trex, TrexCom (Asia), LNR, EMP or any of their respective Affiliates to offer, issue, redeem, purchase or otherwise acquire shares of capital stock or other securities of Trex, TrexCom (Asia), LNR or EMP or to make any payment in lieu of shares of capital stock or other securities (including options, warrants, rights and convertible securities), or any payment in lieu of an obligation to redeem, purchase or otherwise acquire any shares of capital stock or other securities of Trex, TrexCom (Asia), LNR or EMP, pursuant to any contract, any stock option plan or agreement, any Employee Benefit Plan or otherwise, and any claim, litigation, action or proceeding in connection with the foregoing, in each case arising out of arrangements in effect prior to the Closing;

                  (v) any debt, claim, commitment, liability or obligation relating to CCS (including the CCS Business), or the sale of the CCS Business;

                  (vi) any claims, liabilities or obligations arising from or relating to any claims, liabilities or obligations affecting the rates or rate schedules submitted to the U.S. Government with respect to the Government Contracts included in the Assets, for any period prior to the Closing;

                  (vii) any liability or obligation in respect of the Joel Brown Claim in excess of the reserve therefor on the Final Closing Statement of Net Book Value;

                  (viii) any liability or obligation in respect of the Charles Dunn Claim;

                  (ix) any claims, liabilities or obligations (other than those arising out of the non-performance by Trex under the Covenant of Performance) arising from or relating to the following Government Contracts:

                           (A) DASG60-93-C-0016 (Free Space Laser
                               Communications);
                           (B) F33-615-96-C-1835 (RILC); and
                           (C) DASG60-97-C-0074 (Free Space Laser Network Demo);
                               or

                  (x) any Losses incurred by MCK or its permitted assignee hereunder relating to any assertion or claim of patent infringement under any of the patents identified on SCHEDULE 4.8(A)(3) attached hereto based upon (1) the manufacture, use, or sale of products by Trex, LNR, EMP or TrexCom (Asia) prior to the Closing, (2) the performance by Trex, LNR, EMP or TrexCom (Asia) of any method prior to the Closing, and/or (3) the continuation by MCK or its permitted assignee hereunder of the manufacture, use, or sale of products as manufactured, used or sold by Trex, LNR, EMP or TrexCom (Asia) prior to the Closing, or the performance of any method, as performed by Trex, LNR, EMP or TrexCom (Asia) prior to the Closing, provided, in any such case, that (A) subject to SECTION 10.3, Seller controls any negotiations and any litigation or other dispute resolutions with respect to any matter for which indemnification may be sought pursuant to this clause (x), and (B) that MCK or its permitted assignee agrees to take such steps to alter its methods of manufacture, use, and/or sale of such products as Seller shall request in order to eliminate or reduce the amount of Losses resulting from the matters referred to in this clause (x); PROVIDED that there is no unreasonably interference with the business of MCK or its permitted assignee (in which case Seller shall be responsible for all direct out-of-pocket costs and expenses reasonably incurred by MCK or its permitted assignee in order to effect such alterations).

         "SUBSEQUENT OWNER": has the meaning set forth in SECTION 6.2(F)(I).

         "SUBSIDIARY": means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

         "SURVEY": means the survey of the real property situated in Hauppauge, Town of Smithtown, Suffolk County, New York prepared by Barrett, Bonacci and Van Town Wiele, P.C., dated October 6, 1999, referencing Tax Map No. District 0800,
Section 181, Block 1, Lot No. 192.

         "TARGET NET BOOK VALUE": has the meaning set forth in SECTION 3.3(A).

         "TAXES": means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other similar governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

         "TERMINATION AGREEMENT": has the meaning set forth in SECTION 3.6(N).

         "THERMO ELECTRON GUARANTY": has the meaning set forth in SECTION
3.6(I).

         "TITLE COMPANY": means First American Title Insurance Company of New York.

         "TRANSACTION DOCUMENTS": means this Agreement, the Conveyance Documents, the Non-Competition Agreement and the Thermo Electron Guaranty.

         "TRANSFER TAXES": has the meaning set forth in SECTION 11.5.

         "TREASURY REGULATIONS": means the regulations prescribed pursuant to the Code.

         "TREX" means Trex Communications Corporation, a Delaware corporation, and the sole shareholder of TrexCom (Asia), EMP and LNR as of the date hereof.

         "TREXCOM (ASIA)": means TrexCom (Asia) PTE Ltd., a Singapore corporation.

         "YEAR 2000": has the meaning set forth in SECTION 4.26.

Section 1.2. CONSTRUCTION.

         (a) All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

         (b) Unless the context of this Agreement clearly requires otherwise, references to any gender includes all genders.



                                   ARTICLE II

                         SALE AND PURCHASE OF THE SHARES

Section 2.1. SHARES. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, set over, convey, assign and deliver to MCK, and MCK shall purchase, acquire and accept from Seller, all right, title and interest of Seller in and to the Shares as set forth in SCHEDULE 2.1 to this Agreement. Subject to the terms and conditions hereof, at the Closing, the Shares shall be transferred or otherwise conveyed to MCK free and clear of all Liens excepting only Permitted Liens and restrictions on the subsequent transfer of the Shares by MCK imposed under applicable securities laws.

Section 2.2. EXCLUSIONS. Seller shall retain and not transfer, and MCK shall not purchase or acquire, or have any ownership claim or right (except as otherwise set forth in this Agreement), in respect of the following (collectively, the "EXCLUSIONS"):

         (a) all Books and Records which are Seller's corporate records, such as minute books, seals and similar items;

         (b) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by any of TrexCom (Asia), LNR, EMP, Trex or Seller with respect to the Exclusions; and

         (c) any stock or other equity interest in any Person other than LNR, EMP and TrexCom (Asia).


                                   ARTICLE III

                                   THE CLOSING

Section 3.1. PLACE AND DATE. Subject to satisfaction or waiver of the conditions to Closing set forth herein, the closing of the sale and purchase of the Shares (the "CLOSING") shall take place at 10:00 A.M. local time on the date hereof (the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date.

Section 3.2. PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, MCK shall pay to Seller at the Closing, by wire transfer of immediately available funds, a purchase price of Forty Eight Million Seven Hundred Thousand and 00/100 Dollars (US$48,700,000), subject to adjustment as provided in SECTION 3.3 (such purchase price as adjusted pursuant to SECTION
3.3 hereof is hereby referred to as the "PURCHASE PRICE"). The Purchase Price shall be paid at the Closing to Seller by wire transfer to a United States bank account designated by Seller in writing at least three (3) days prior to the scheduled date of payment in immediately available U.S. funds.

Section 3.3. CLOSING DATE BALANCE SHEET ADJUSTMENT.

         (a) CALCULATION OF ADJUSTMENT. The Purchase Price shall be: (i) increased dollar-for-dollar by the amount that the Closing Date Net Book Value is greater than $38,355,264 (the "TARGET NET BOOK VALUE"); or (ii) decreased dollar-for-dollar by the amount that the Closing Date Net Book Value is less than the Target Net Book Value. The term "CLOSING DATE NET BOOK VALUE" means the excess of the combined assets set forth on the Final Closing Statement of Net Book Value over the combined liabilities set forth on the Final Closing Statement of Net Book Value, determined in accordance with the procedures set forth in SECTION 3.3(B). The amount of any decrease or increase to the Purchase Price pursuant to this SECTION 3.3(A), plus simple interest thereon from and including the Closing Date to but excluding the date of payment at the rate of 8.5% per annum, shall be paid by MCK to Seller (in the case of an increase in the Purchase Price), or by Seller to MCK (in the case of a decrease in the Purchase Price), in either case by wire transfer in immediately available funds within five business days after the Final Closing Statement of Net Book Value is agreed to by Seller and MCK or is determined by the Neutral Auditor in accordance with this SECTION 3.3.

         (b) PREPARATION OF INITIAL CLOSING STATEMENT OF NET BOOK VALUE. As soon as practicable, and in any event within 90 days after the Closing Date, Seller shall prepare and deliver to MCK a statement of net assets, including each component thereof, for the Business as of the close of business on the Closing Date determined on a PRO FORMA basis as if the parties hereto had not consummated the transactions contemplated by this Agreement (the "INITIAL CLOSING STATEMENT OF NET BOOK VALUE"), to be prepared as set forth in this SECTION 3.3(B). The Initial Closing Statement of Net Book Value shall be prepared applying GAAP on a basis consistent with the Baseline Financial Statements (including the Baseline Balance Sheet) through full application of the accounting methods, treatments, policies and procedures used by Trex in preparing the Baseline Financial Statements (including the Baseline Balance Sheet), and with changes in contract estimates at completion ("EACS") and estimates to complete ("ETCS") determined on a basis consistent with the method used for the determination of such amounts in the Baseline Financial Statements (including the Baseline Balance Sheet), except as modified or set forth in subparagraphs (i) through (ix) below in this SECTION 3.3(B).

                  (i) ADJUSTMENT OF RESERVES AND VALUATION ACCOUNTS. The amount of any reserve or valuation accounts shall be determined by applying methods, practices, assumptions, policies, and procedures consistent with those used in determining the reserves or valuation accounts included in the Baseline Balance Sheet, and there shall be no changes made to any reserves or valuation accounts (including contract reserves, purchase accounting reserves, deferred tax asset valuation accounts, allowances for bad debts, inventory reserves of any kind, warranty reserves and other reserves), except to the extent that such changes are required by changes in facts and events occurring after July 3, 1999 and on or before the Closing Date and except as disclosed on SCHEDULE 3.3. It is further understood and agreed that there shall be no increase in the Closing Date Net Book Value as a result of reversal, reduction or other usage of reserves unless such reversal, reduction or usage arises out of facts or events that occur after July 3, 1999 and on or before the Closing Date and except as disclosed on SCHEDULE 3.3. For avoidance of any doubt, nothing in this Agreement shall prevent the creation, reversal, reduction or usage of any reserve or valuation account for the purpose for which it was intended in accordance with GAAP applied on a basis consistent with the accounting methods, treatments, policies and procedures used by Trex in preparing the Baseline Financial Statements (including the Baseline Balance Sheet). In connection with subparagraph (viii) below in this SECTION 3.3(B), it is further understood and agreed that there should be no increase in reserves and valuation amounts or write-down of assets of the Business during the period between the Baseline Balance Sheet Date and the Closing Date which are recorded by the Business as purchase accounting adjustments with corresponding adjustments to goodwill, except with respect to the capitalization of G&A costs and work in process in the amount of $1,294,125 and the reclassification of certain deferred tax asset amounts in connection with acquisitions by Trex.

                  (ii) CONTRACT ESTIMATES AT COMPLETION. There shall be no changes to the contract EACs from those contract EACs used in the preparation of the Baseline Balance Sheet, except to the extent that such changes are required by changes in facts and events occurring after July 3, 1999 and on or before the Closing Date. Notwithstanding subparagraph (vii) below in this SECTION 3.3(B) (except with respect to the capitalization of G&A costs and work in process in the amount of $1,294,125 and the reclassification of certain deferred tax asset amounts in connection with acquisitions by Trex), it is further understood that if the contract EACs used in preparation of the Baseline Balance Sheet are discovered to be incorrect because certain costs were omitted from or included in those contract EACs, for whatever reason(s), including misallocation of direct or indirect costs to such contract EACs, then such costs that were omitted from or included in the contract EACs used in the preparation of the Baseline Balance Sheet, as the case may be, shall be corrected in the contract EACs used in the preparation of the Initial Closing Statement of Net

Book Value.

                  (iii) LOSS CONTRACTS. There shall be no changes made to the provisions for loss contracts from those used in the preparation of the Baseline Balance Sheet, except to the extent that such changes are required by changes in facts and events occurring after July 3, 1999 and on or before the Closing Date.

                  (iv) ADJUSTMENT OF LIABILITY AND ACCRUAL ACCOUNTS. The amount of all liability and accrual accounts shall be determined by applying methods, practices, assumptions, policies and procedures consistent with those used in determining the liability and accrual accounts included in the Baseline Balance Sheet, and there shall be no changes made to any liability and accrual accounts, except to the extent that such changes are required by changes in facts and events occurring after July 3, 1999 and on or before the Closing Date and except as disclosed on SCHEDULE 3.3. It is further understood that there shall be no increase in the Closing Date Net Book Value as a result of reversals or reductions of liability and accrual accounts, unless such reversal or reduction arises out of facts or events that occur after July 3, 1999 and on or before the Closing Date and except as disclosed on SCHEDULE 3.3. For avoidance of any doubt, nothing in this Agreement shall prevent the creation, reversal, reduction or usage of any liability or accrual account for the purpose for which it was intended in accordance with GAAP applied on a basis consistent with the accounting methods, treatments, policies and procedures used by Trex in preparing the Baseline Financial Statements (including the Baseline Balance Sheet).

                  (v) CERTAIN ADDITIONAL RESERVES. Appropriate reserves, if required under GAAP, applied on a basis consistent with the full application of the accounting methods, practices, assumptions, policies and procedures used by Trex in preparing the Baseline Balance Sheet, shall be established for the items disclosed on SCHEDULES 4.5, 4.7(C) ITEMS 1. AND 4., and 4.8(A) hereto. Such reserves, if any, shall not be recorded as adjustments to goodwill (see subparagraphs (i) and (viii) in this SECTION 3.3(B)).

                  (vi) ACCOUNTING FOR CERTAIN LIABILITIES. The Initial Closing Statement of Net Book Value shall include, to the extent required by GAAP applied on a basis consistent with the full application of the accounting methods, practices, assumptions, policies and procedures used by Trex in preparing the Baseline Balance Sheet, liabilities for obligations not retained by Seller or for which Seller is not responsible hereunder that accrue from the date of the Baseline Balance Sheet to the Closing Date either because of the passage of time or the achievement or reasonably expected achievement of a performance measurement, even if such liabilities were not included in the Baseline Balance Sheet. Examples of these types of liabilities include, but are not limited to, taxes, management incentive bonuses, profit sharing loans, employer matching contributions for, TrexCom (Asia), LNR, EMP or Trex sponsored savings plans, and compensated absences (vacation time, sick pay, etc.), in any event, only to the extent not retained by Seller. Notwithstanding anything in this Agreement to the contrary, the Initial Closing Statement of Net Book Value shall not include an accrual or reserve for Trex's, TrexCom (Asia)'s, LNR's or EMP's management incentive bonuses, if any, for the period from and after October 3, 1999 through the Closing Date.

                  (vii) CONSISTENT APPLICATION OF ACCOUNTING POLICIES, METHODS AND PRACTICES. The accounting policies, methods and practices and their related applications used by Seller to prepare the Initial Closing Statement of Net Book Value shall be consistent with those underlying the

Baseline Balance Sheet. Use of different or alternative accounting policies and methods that are otherwise in accordance with GAAP is not permitted because such use violates this consistency requirement. Specifically, "inconsistency" adjustments recorded by Seller shall not be waived or allowed during the preparation of the Initial Closing Statement of Net Book Value on the basis of "materiality".

                  (viii) GOODWILL AND OTHER INTANGIBLE ASSETS. There shall be no increases or decreases to goodwill and other intangible assets from those used in preparation of the Baseline Balance Sheet and included in the Target Net Book Value except for amortization expense recorded during the period between the Baseline Balance Sheet Date and the Closing Date based on the amortization accounting policies and useful lives used in preparing the Baseline Financial Statements, except with respect to the capitalization of G&A costs and work in process in the amount of $1,294,125 and the reclassification of certain deferred tax asset amounts in connection with acquisitions by Trex.

                  (ix) Notwithstanding anything to the contrary in this Agreement, neither the Initial nor the Final Closing Statements of Net Book Value shall include any asset or any liability or reserve for any receivable, asset, debt, liability, commitment, payable or other obligation of Trex, TrexCom
(Asia), LNR or EMP from or to any of their respective pre-Closing Affiliates (including, without limitation, obligations for 401(k) contributions, life insurance, dental insurance, corporate charges, general liability insurance, interest expense, state and federal taxes, reserves with respect to the subject matter of the indemnification provided in SECTION 10.1(F), legal fees and other Thermo Electron corporate services).

         The Initial Closing Statement of Net Book Value shall state that the Initial Closing Statement of Net Book Value presents fairly in all material respects the combined assets and liabilities presented on such statement as provided for in this Agreement at the Closing Date in conformity with this
SECTION 3.3(B), except that it may not contain all the notes required by GAAP. MCK shall provide Seller, Arthur Andersen LLP ("Seller's Auditors") and the Neutral Auditor such access to the Books and Records and appropriate employees of Trex, TrexCom (Asia), LNR and EMP as may reasonably be required for the preparation and/or review of the Initial Closing Statement of Net Book Value.

         (c) REVIEW OF INITIAL CLOSING STATEMENT OF NET BOOK VALUE. After receipt of the Initial Closing Statement of Net Book Value, MCK shall have 45 days to review it. MCK and its authorized nationally recognized independent accounting firm ("MCK's Auditors") shall have reasonable access during normal business hours to appropriate employees of Seller and Seller's Auditors and the work papers used in preparation of the Initial Closing Statement of Net Book Value, to the extent reasonably required to complete their review of the Initial Closing Statement of Net Book Value. Unless MCK delivers written notice to Seller on or prior to the 30th day after receipt of the Initial Closing Statement of Net Book Value specifying in reasonable detail all disputed items and the basis therefor, the parties shall be deemed to have accepted and agreed to the Initial Closing Statement of Net Book Value. If MCK so notifies Seller of an objection to the Initial Closing Statement of Net Book Value, the parties shall, within 30 days following the date of such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement.

         (d) RESOLUTION. If at the conclusion of the Resolution Period the parties have not reached an agreement on the objections, then all amounts remaining in dispute shall be submitted to a mutually acceptable nationally recognized accounting firm (the "NEUTRAL AUDITOR"). If MCK and Seller are unable to agree on the choice of a Neutral Auditor, the parties shall select by lot as the Neutral Auditor a "Big Five" accounting firm other than MCK's Auditors and Seller's Auditors. A failure by any party to participate in the selection of the Neutral Auditor shall be deemed acceptance by such party of the Initial Closing Statement of Net Book Value or the objections submitted by the other party, as the case may be. Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Seller and MCK; provided, however, that if the Neutral Auditor determines that one party has adopted a position or positions with respect to the Initial Closing Statement of Net Book Value that is frivolous or clearly without merit, the Neutral Auditor may in its discretion, assign a greater portion of any such fees and expenses to such party. The Neutral Auditor will make all decisions in accordance with this SECTION 3.3. Except as provided above in this SECTION 3.3(D), all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the party incurring such cost and expense. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Seller and MCK and the terms of this Agreement, and not by independent review, only those issues still in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement (which engagement shall be made promptly following the conclusion of the Resolution Period), or as soon thereafter as possible, shall be set forth in a written statement delivered to Seller and MCK and shall be final, binding, conclusive and nonappealable for all purposes hereunder, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Auditor to determine (i) any questions or matters whatsoever under or in connection with this Agreement except the determination of what adjustments, if any, must be made in one or more of the items reflected in the Initial Closing Statement of Net Book Value in response to objections thereto made by the party that submitted the statement of objections, or (ii) an adjustment to an item on the Initial Closing Statement of Net Book Value that is outside of the range defined by amounts as finally proposed by Seller and MCK, respectively. The term "FINAL CLOSING STATEMENT OF NET BOOK VALUE" shall mean the definitive Closing Statement of Net Book Value agreed to by Seller and MCK in accordance with SECTION 3.3(C) or the definitive Closing Statement of Net Book Value resulting from the determination made by the Neutral Auditor in accordance with this SECTION 3.3(D) (in addition to those items theretofore agreed to by Seller and MCK).

Section 3.4. [INTENTIONALLY DELETED].

Section 3.5. DELIVERIES TO BE MADE BY MCK AT CLOSING. At the Closing, MCK shall deliver or cause to be delivered to Seller:

         (a) The Purchase Price payable to Seller in accordance with the provisions of SECTION 3.2;

         (b) Evidence of the authority of MCK to execute and deliver this Agreement and to perform its obligations hereunder;

         (c) Documents evidencing the office and authority of the officer of the trustee of MCK executing on behalf of MCK this Agreement and the other documents delivered by MCK at the Closing;

         (d) A certified Certificate of Trust for MCK issued by the Secretary of State of Connecticut.

         (e) A Certificate of Legal Existence for MCK issued by the Secretary of State of Connecticut.

         (f) A certificate of MCK ("MCK's Certificate"), dated the Closing Date and signed by its trustee on behalf of MCK, with respect to the following: Each of the representations and warranties of MCK contained in this Agreement that is qualified as to materiality is true and correct and each such representation and warranty that is not so qualified is true in all material respects, in each case on the date hereof, except those representations and warranties made as of a specified date, which shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date.

Section 3.6. DELIVERIES TO BE MADE BY SELLER AT CLOSING. At the Closing, Seller shall deliver or cause to be delivered to MCK:

         (a) Certificates representing the Shares duly endorsed by Seller for transfer to MCK or accompanied by stock powers for the Shares duly executed by Seller, in proper form for transfer (the "Conveyance Documents"), together with new certificates representing the Shares, each registered in the name of MCK;

         (b) A certified copy of the resolutions of Seller's Board of Directors authorizing the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder;

         (c) A certificate of incumbency with respect to the office and authority of the officer of Seller executing the Agreement and the other documents delivered by Seller at Closing, duly executed by the Secretary or any Assistant Secretary of Seller;

         (d) A certificate of good standing from each of the secretaries of state of Seller's organization and the states identified in SCHEDULE 4.1;

         (e) All Consents set forth in SCHEDULE 3.6(E) to this Agreement;

         (f) Trex's stock books, stock ledgers and minute books;

         (g)  Resignations of all of Trex's executive officers and directors;

         (h) An executed guaranty of Trex's obligations under this Agreement in the form attached hereto as EXHIBIT A (the "Thermo Electron Guaranty");

         (i) A certificate of Seller ("Seller's Officer's Certificate"), dated the Closing Date and signed by its chief executive officer, with respect to the following: Each of the representations and warranties of Seller contained in this Agreement that is qualified as to materiality is true and correct and each such representation and warranty that is not so qualified is true in all material respects, in each case on the date hereof, except those representations and warranties made as of a specified date, which shall be true and correct or true and correct in all material respects, as the case may be, as of such specified date.

         (j) On each of Trex's, TrexCom (Asia)'s, LNR's and EMP's letterhead, all information reasonably requested by MCK relating to Trex's, TrexCom
(Asia)'s, LNR's and EMP's base period research and experimental expenses and any other information reasonably requested by MCK to allow MCK to claim research and experimental tax credits in accordance with the relevant sections of the Code and the Treasury Regulations promulgated thereunder;

         (k) FIRPTA CERTIFICATE. A certificate of Seller, dated the Closing Date and sworn under penalty of perjury, setting forth the name, address and federal tax identification of Seller and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations hereunder;

         (l) An executed Non-Competition Agreement in the form set forth in EXHIBIT B hereto (the "Non-Competition Agreement");

         (m) Such affidavits as the Title Company shall reasonably require in order to omit from its title insurance policy exceptions for judgments, bankruptcies or other returns against Persons whose names are the same as or similar to Seller's, Trex's, TrexCom (Asia)'s, LNR's or EMP's names; and

         (n) An executed Termination Agreement in the form set forth in EXHIBIT C hereto (the "TERMINATION AGREEMENT").

Section 3.7. TRANSFER OF CONTROL. Simultaneously with the deliveries described in SECTIONS 3.5 and 3.6, Seller shall take all actions reasonably requested by MCK and necessary to put MCK in actual possession and control of the Shares.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to MCK as of the date hereof as follows:

Section 4.1. CORPORATE STATUS.

         (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has full power and authority to carry on its business as currently conducted by it and to own or lease and to operate its properties currently owned or leased by it.

         (b) Each of Trex, TrexCom (Asia), LNR and EMP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Trex, TrexCom (Asia), LNR and EMP has full power and authority to carry on the Business (or the applicable portion thereof) and to own or lease and to operate its properties. Each of Trex, TrexCom (Asia), LNR and EMP is duly qualified or licensed to do business and is in good standing in the states set forth in SCHEDULE 4.1, which are all the states in which the ownership of properties or the conduct of business requires it to be qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

         (c) True, complete and correct copies of minutes of all meetings of the directors (including committees thereof) and shareholders (or written actions or consents in lieu of meetings) (including minutes and written actions or consents of predecessor companies) since January 1, 1994 of Trex, TrexCom (Asia), LNR and EMP have been made available to MCK; PROVIDED, HOWEVER, that for periods prior to May 28, 1998 in the case of EMP and November 30, 1998 in the case of LNR, the representation and warranty in this SECTION 4.1(C) is qualified by and made only to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP.

Section 4.2. AUTHORIZATION, ETC. Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Seller. Seller has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which it is a party are legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

Section 4.3. NO CONFLICTS, ETC. Based on MCK's representation and warranty in
SECTION 5.10 with respect to compliance with the applicable requirements of the HSR Act, none of the execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby, conflicts with or results in a violation of or a default under (with or without the giving of notice or the lapse of time or both), or results in the acceleration of or gives rise to any party the right to terminate, modify or cancel under, or results in the loss of any rights, privileges, options or alternatives under, or results in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Trex, TrexCom (Asia), LNR or EMP or the Business under (a) the organizational documents of Seller, TrexCom (Asia), LNR, EMP or Trex, (b) any material Applicable Law applicable to Seller, TrexCom (Asia), LNR, EMP, Trex or the Business or any of their respective properties or assets used in connection with the Business, or (c) except as set forth in SCHEDULE 4.3, any Contract to which Seller, TrexCom (Asia), LNR, EMP or Trex is a party or by which Seller, TrexCom (Asia), LNR, EMP or Trex or any of their respective properties or assets used in connection with the Business is bound, other than in the case of clause
(c) any such conflicts, violations or defaults that, in either case, individually or in the aggregate, (i) would not reasonably be expected to have a Material Adverse Effect, and (ii) would not reasonably be expected to impair Seller's ability to perform its obligations hereunder. Except as specified in
Schedule 4.3, based on MCK's representation and warranty in SECTION 5.10 with respect to compliance with the applicable requirements of the HSR Act, no Governmental Approval or other Consent is required to be obtained or made by Seller, LNR, EMP or TrexCom (Asia) in connection with the execution and delivery by Seller of this Agreement or the other Transaction Documents to which it is a party. At the Closing, Seller will hold the entire legal, equitable and beneficial title and interest to the Shares, and will transfer to MCK good title to the Shares, free and clear of all Liens, other than Permitted Liens and restrictions on the subsequent transfer of the Shares by MCK imposed under applicable securities laws.

Section 4.4. FINANCIAL STATEMENTS. MCK has been provided with the following financial statements: (a) the Baseline Balance Sheet; and (b) the combined unaudited balance sheet of the Business as of November 27, 1999 (collectively, the "BASELINE FINANCIAL STATEMENTS"). All intercompany balances between the Business and Seller relating to the $20 Million Convertible Note have been eliminated in the Baseline Financial Statements. The Baseline Financial Statements (i) are consistent with the books and records of Trex, TrexCom
(Asia), LNR and EMP, (ii) have been prepared in accordance with GAAP consistently applied subject to normal, fiscal year-end adjustments in the case of the Baseline Balance Sheet and, in all cases, the absence of footnotes, and
(iii) except for the elimination of matters relating to the CCS Business, fairly present in all material respects the financial condition and results of all operations of the Business as at and for the periods specified.

Section 4.5. ABSENCE OF UNDISCLOSED LIABILITIES. None of Trex, TrexCom (Asia), LNR and EMP has any material debts, claims, commitments, liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, asserted or unasserted, except (a) as set forth in SCHEDULE 4.5, (b) as and to the extent set forth as liabilities on the Baseline Balance Sheet, and (c) for liabilities and obligations that were incurred after July 3, 1999 in the ordinary course of business consistent (in amount and kind) in all material respects with prior practice and which will be reflected in the Final Closing Statement of Net Book Value to the extent required by SECTION 3.3.

Section 4.6. TAXES. All material (federal, state, local, foreign and other) relating to the Business required to be filed (including without limitation all foreign, federal, state, county and local income, ad valorem, excise, sales, use, transfer taxes and assessments) have been filed. All material Taxes owed by Seller (only to the extent Taxes can become Liens on the assets of Trex, TrexCom
(Asia), LNR or EMP or for which MCK may be liable as transferee), TrexCom
(Asia), LNR, EMP, and Trex (whether or not shown on any Tax return) have been duly and timely paid except for Taxes the payment of which is being disputed in good faith. Seller, TrexCom (Asia), LNR, EMP, and Trex have not extended or otherwise waived the benefit of any applicable statute of limitations or agreed to any extension of time with respect to a Tax assessment or deficiency relating to the Business. Except as reflected on the Baseline Balance Sheet or on the Final Closing Statement of Net Book Value, there are no unpaid Taxes (after taking into account payments of estimated income taxes) relating to the Business which are, or could become, a Lien on the properties and assets of TrexCom
(Asia), LNR, EMP, and Trex (except for Taxes not yet due and payable). None of Seller, Trex, TrexCom (Asia), LNR and EMP has received written notice of any deficiency assessments with respect to foreign, federal or state income or other Taxes relating to the Business. There are no federal, state, local or foreign Tax Liens on any asset of the Business (other than Liens for Taxes not yet due or payable). None of Seller, Trex, TrexCom (Asia), LNR and EMP is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

Section 4.7. ABSENCE OF CHANGES. Except as set forth in SCHEDULE 4.7, since November 30, 1999, none of Trex, TrexCom (Asia), LNR and EMP has:

         (a) suffered any Material Adverse Effect;

         (b) experienced any event or condition that would reasonably be expected to cause a Material Adverse Effect to occur in the future;

         (c) incurred, assumed, guaranteed or discharged any debt, claim, commitment, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due (including any indebtedness for borrowed money), in excess of $50,000 individually or $200,000 in the aggregate, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent (in amount and kind) in all material respects with prior practice;

         (d) mortgaged, pledged or subjected to any other Lien, any property, business or assets, tangible or intangible, other than Permitted Liens;

         (e) sold, transferred, leased to others or otherwise disposed of any of the assets of the Business, in excess of $50,000 individually or $200,000 in the aggregate, except for Inventories sold in the ordinary course of business (consistent in all material respects with past practice), or canceled or compromised any debt, claim, commitment, liability or obligation, or waived or released any right of substantial value, involving an amount in excess of $50,000 individually or $200,000 in the aggregate;

         (f) received any written notice of termination of any Contract with required payments thereunder in excess of $50,000;

         (g) suffered any damage, destruction or loss (whether or not covered by insurance) to property, in excess of $50,000 individually or $200,000 in the aggregate;

         (h) transferred or granted (except in the ordinary course of business consistent in all material respects with past practice) any rights under, or entered into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modified any existing rights with respect thereto in a manner involving payments by or to the Business in excess of $50,000 individually or $200,000 in the aggregate;

         (i) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or made any enforceable oral promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee, distributor or agent, in each case other than increases in the ordinary course of business consistent in all material respects with past practice in the compensation payable to those employees earning less than $75,000 per annum each;

         (j) made any change in its accounting, auditing or tax methods, practices or principles;

         (k) encountered any labor union organizing activity with respect to the Business, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material and adverse change in its relations with its employees, distributors, agents, customers or suppliers;

         (l) entered into any transaction, contract, arrangement, order, license, lease, permit, instrument, agreement or commitment, involving an amount per year in excess of $50,000 individually or $200,000 in the aggregate, other than in the ordinary course of business consistent (in amount and kind) in all material respects with past practice, or paid or agreed to pay any brokerage or finder's fee, or incurred any severance pay obligations by reason of, this Agreement or any of the transactions contemplated hereby;

         (m) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past;

         (n) taken any action or knowingly omitted to take any action that would result in the occurrence of any of the foregoing; or

         (o) received written notice of any condemnation proceedings commenced with respect to any Real Estate Asset or written notice as to the proposed commencement of any such proceedings.

         Notwithstanding the foregoing or anything else in this Agreement, based solely on the truth and accuracy of Seller's representation in SECTION 4.24(B), MCK acknowledges that prior to the date hereof (i) Trex distributed to Seller all the issued and outstanding shares of capital stock of CCS held by Trex, and Seller sold the CCS Business by way of a sale of all the issued and outstanding shares of capital stock of CCS held by Seller prior to the Closing Date, (ii) Seller has purchased all of the issued and outstanding Shares of capital stock of Trex not previously owned by Seller from the other holders of such issued and outstanding Shares, and (iii) Seller, Trex, TrexCom (Asia), LNR and EMP have taken the actions described on SCHEDULE 4.24A(A) in an effort to satisfy all the obligations owing to certain former stockholders of LNR pursuant to an Agreement and Plan of Merger dated as of November 13, 1998, by and among Trex, LNR Acquisition Corp., LNR and the stockholders of LNR (the "LNR ACQUISITION AGREEMENT"), none of which actions has been a violation of any representation or warranty contained in this Agreement.

Section 4.8. LITIGATION.

         (a) Except as set forth in SCHEDULE 4.8(A), there is no action, suit, proceeding, arbitration, citation, summons or subpoena, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, threatened by or against Trex, LNR, EMP or TrexCom (Asia), or, to the knowledge of Seller, Trex, TrexCom (Asia), LNR or EMP, relating to TrexCom (Asia), LNR, EMP or Trex seeking unspecified damages, damages in excess of $50,000 or any injunctive or other equitable relief. To the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, there is no claim, demand, grievance, inquiry or investigation by or against or relating to Seller, Trex, TrexCom (Asia), LNR or EMP seeking such damages or relief.

         (b) There are no judgments unsatisfied against TrexCom (Asia), LNR, EMP or Trex or consent decrees or injunctions to which TrexCom (Asia), LNR, EMP or Trex or the assets of the Business are subject.

         (c) There is no action, suit or proceeding pending, or to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, threatened, by or against or affecting TrexCom (Asia), LNR, EMP, Trex or Seller in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

         (d) Since January 1, 1994, there have been no product liability, suits, actions or proceedings involving TrexCom (Asia), LNR, EMP or Trex or relating to products or services manufactured, sold or provided by TrexCom (Asia), LNR, EMP or Trex.

Section 4.9. COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS.

         (a) Except as disclosed in SCHEDULE 4.9(A), each of TrexCom (Asia), LNR, EMP and Trex has complied in all material respects with all Applicable Laws applicable to the Business and the assets of the Business.

         (b) SCHEDULE 4.9(B) sets forth all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business as currently conducted and ownership and operation of the assets of the Business. Except as set forth in SCHEDULE 4.9(B), all such Governmental Approvals and Consents (excluding Governmental Approvals and Consents required under Environmental Laws which are covered in SECTION 4.18) have been duly obtained and are in full force and effect, and each of TrexCom (Asia), LNR, EMP and Trex is in compliance in all material respects with each of such Governmental Approvals and Consents held by it with respect to the Business and the assets of the Business.

         (c) Neither this SECTION 4.9 nor any other provision of this ARTICLE IV other than SECTION 4.18 addresses representations and warranties concerning Environmental Laws, any environmental matter or environmental litigation, all of which representations and warranties are addressed exclusively in SECTION 4.18.

Section 4.10.  ASSETS.

         (a) Each of Trex, TrexCom (Asia), LNR and EMP has good and valid title to its respective assets, free and clear of any and all Liens (other than Permitted Liens). The assets of the Business include all assets reasonably required for the conduct of the Business by MCK (through the ownership of the Shares) as the Business is now being conducted. Trex does not own the stock of or other equity interests in any Person other than TrexCom (Asia), LNR and EMP. The assets of the Business are free and clear of any and all voting trust agreements, options or rights of first refusal.

         (b) The material tangible assets of the Business are, in all material respects, in good condition and repair (except for ordinary wear and tear), free from any known defects (except such minor defects as do not interfere with the use thereof in the conduct of normal operations). All buildings, plants and other material structures currently utilized by Trex, TrexCom (Asia), LNR and EMP are, in all material respects, in good operating condition and repair.

         (c) SCHEDULE 4.10(C) contains a list of all the Real Estate Assets, which constitute all the real property owned, leased or licensed by Trex, TrexCom (Asia), LNR and EMP in the Business. Each of Trex, TrexCom (Asia), LNR and EMP has good and marketable title to its owned real property, subject only to Permitted Liens and, with respect to real property, to (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Trex, TrexCom (Asia), LNR or EMP and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. Each lease covering leased real property used in connection with the Business is a legal, valid and binding agreement of Trex, TrexCom

(Asia), LNR or EMP, as the case may be, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. There is not under any such leases any existing default on the part of TrexCom (Asia), LNR, EMP or Trex or, to the knowledge of Trex, Seller, TrexCom (Asia), LNR or EMP, any other party thereto, nor any facts which, with the passage of time or notice of default or both, constitute such a default.

         (d) Each of TrexCom (Asia), LNR, EMP and Trex enjoys peaceful and quiet possession of the real property owned or leased by it. MCK has been provided with a true and complete copy of each lease and all amendments thereto pertaining to any leased real property used in connection with the Business. The rental amounts set forth in each lease represents the actual rental being paid, and there are no separate agreements or understandings amending or modifying such rental amounts.

         (e) There are no condemnation proceedings or eminent domain proceedings of any kind pending against the Real Estate Assets or any portion thereof, and no written notice of any threatened condemnation proceedings or eminent domain proceedings of any kind against the Real Estate Assets or any portion thereof has been received by Seller, Trex, TrexCom (Asia), LNR or EMP.

         (f) To the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, all improvements comprising part of the Real Estate Assets are in compliance with all Applicable Laws (including all ordinances, regulations, rules, codes, orders and requirements and all building, zoning or environmental laws or codes), except for any such non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect.

         (g) All improvements comprising part of the Real Estate Assets and the present use thereof for the operation of the Business do not, to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, violate: (i) any applicable deed restrictions or applicable covenants, restrictions or other similar agreements;
(ii) any existing site plan approvals, zoning or subdivision regulations; or
(iii) any urban redevelopment plans, as modified by any duly issued variances in a manner which would not have a Material Adverse Effect.

Section 4.11. CONTRACTS.

         (a) SCHEDULE 4.11(A) contains a true, complete and correct list of all agreements, contracts, commitments, orders, licenses, leases and other instruments and arrangements (whether written or oral) which, in each case, are related in any way to the Business, Trex, TrexCom (Asia), LNR or EMP of the types described below to which TrexCom (Asia), LNR, EMP or Trex is a party or by which any of them, the Business or the assets of the Business are bound and under which any such Person continues to have any obligation (the "CONTRACTS"):

                  (i) leases, licenses and other similar material contracts, and material permits, franchises and Governmental Approvals, concerning or relating to the real property used in the Business;

                  (ii) employment, consulting, agency, collective bargaining or other similar contracts or agreements, in each case providing for annual base compensation in excess of

$50,000 and which is not terminable on not more than 30 days' notice without penalty or premium, and other material instruments and arrangements relating to or for the benefit of employees, sales representatives, distributors, dealers, agents or independent contractors;

                  (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit (excluding accounts payable), in each case, involving in excess of $50,000;

                  (iv) material licenses, licensing arrangements and other similar contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (v) brokerage or finder's agreements;

                  (vi) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                  (vii) asset purchase agreements, stock purchase agreements and other acquisition or divestiture agreements, including any agreements relating to the sale, lease or disposal of any assets of Trex, EMP or TrexCom (Asia), LNR for consideration in excess of $50,000 (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                  (viii) any contract (other than with respect to the sale or production of inventory in the ordinary course of business consistent in all material respects with past practice) that requires payments by or to TrexCom
(Asia), LNR, EMP or Trex in excess of $100,000 per annum;

                  (ix) material sales agency, manufacturer's representative, marketing or distributorship agreements;

                  (x) contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

                  (xi) purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of six months normal usage;

                  (xii) any agreement, understanding, contract or commitment (written or oral) with (A) any employee, agent, consultant, distributor, dealer or franchisee other than those involving in the aggregate consideration or other expenditure of less than $50,000 per annum, or (B) any Affiliate;

                  (xiii) any guarantee of the payment or performance of any Person or any agreement to indemnify any Person, or act as a surety, or other agreement to be contingently or secondarily liable for the obligations of any Person other than (A) the endorsement of checks in the ordinary course of business, and (B) guarantees or agreements which individually do not exceed $50,000 or in the aggregate do not exceed $100,000;

                  (xiv) any outstanding bid or proposal or any outstanding customer option relating to Contracts in the Backlog, in each case involving an amount in excess of $100,000 with respect to the products business of LNR and $200,000 with respect to other aspects of the Business;

                  (xv) Government Contracts; and

                  (xvi) any other contract, agreement or commitment not the subject matter of clauses (i) through (xv) above that is material to the Business.

         (b) MCK has been furnished with access to all written Contracts, together with all amendments thereto, set forth in SCHEDULE 4.11(A). MCK has been furnished with an accurate summary of all oral Contracts listed on SCHEDULE 4.11(A).

         (c) There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of TrexCom
(Asia), LNR, EMP or Trex or, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, any other party thereto except, in each case, for such events or conditions that, individually and in the aggregate, (i) have not had or resulted in, and would not reasonably be expected to result in the future in, a Material Adverse Effect, and (ii) have not materially impaired the ability of Seller to perform its obligations under this Agreement. Each Contract is a legal, valid, binding and enforceable obligation of TrexCom (Asia), LNR, EMP or Trex, as the case may be, and, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including without limitation those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. Except as set forth in SCHEDULE 4.11(C), no consent of any third party is required under any Contract as a result of or in connection with the execution and delivery by Seller of this Agreement or the performance by Seller of its obligations hereunder or the consummation by Seller of the transactions contemplated hereby. Except as set forth in SCHEDULE 4.11(c), no outstanding bid or proposal (or series of related bids or proposals) was bid knowing that when accepted it would result in a loss.

Section 4.12. TERRITORIAL RESTRICTIONS. None of TrexCom (Asia), LNR, EMP and Trex is restricted by any agreement or understanding with any other Person from carrying on the Business anywhere in the world, other than pursuant to exclusive distribution arrangements.

Section 4.13. INVENTORIES.

         (a) Except as set forth on SCHEDULES 4.13(A) AND 4.13(b) and net of reserves as reflected in the Baseline Balance Sheet, (i) Inventories are of such quality and quantity as to be usable in the ordinary course of business, and
(ii) Inventories that are finished goods are usable and saleable in the ordinary course of business.

         (b) The Inventories listed on SCHEDULE 4.13(B) will be sold without discounting the sales price thereof from the sales prices listed on SCHEDULE 4.13(B) on or prior to the first anniversary of the Closing Date.

Section 4.14. RECEIVABLES. The receivables of TrexCom (Asia), LNR, EMP and Trex (including Accounts Receivable, loans receivable and advances) have arisen only from BONA FIDE transactions in the ordinary course of business. There has not been any material adverse change in the collectibility of such receivables since the date of the Baseline Balance Sheet. SCHEDULE 4.14 sets forth a list of all such receivables which are more than 30 days past due as of January 31, 2000, and of all such receivables classified as doubtful accounts as of January 31, 2000.

Section 4.15. PRODUCT WARRANTIES. SCHEDULE 4.15 sets forth a description of the standard warranties offered by TrexCom (Asia), LNR, EMP and Trex with respect to its products or services (other than warranties under Applicable Law, if any).
SCHEDULE 4.15 sets forth a list as of the date hereof of all pending or, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, threatened product warranty claims against TrexCom (Asia), LNR, EMP, Trex or the Business in excess of $5,000 individually or $25,000 in the aggregate.

Section 4.16. INTELLECTUAL PROPERTY.

         (a) Trex, TrexCom (Asia), LNR and EMP own (and as of the Closing Date, through the ownership of the Shares, MCK will own) all right, title and interest in, or Trex, TrexCom (Asia), LNR or EMP have a valid right or license to use, the material Intellectual Property used in the Business. SCHEDULE 4.16(A) sets forth a list of all material trademarks, service marks, trade names, and domain names as well as all patents, patent applications, copyright registrations, copyright registration applications, trademark registrations, trademark registration applications and other registered Intellectual Property owned or licensed to any of Trex, TrexCom (Asia), LNR or EMP. All such Intellectual Property either is owned solely by one or more of Trex, TrexCom (Asia), LNR and EMP, or used by same pursuant to a valid license which (i) is not currently terminable by anyone other than Trex, TrexCom (Asia), LNR or EMP, and (ii) which shall not be adversely affected by the transactions contemplated herein. To the knowledge of any of Seller, Trex, TrexCom (Asia), LNR and EMP and excluding generally available third-party computer programs and software, no Person is infringing the Intellectual Property used by Trex, TrexCom (Asia), LNR or EMP.
SCHEDULE 4.16(A) indicates which material Intellectual Property used in the Business is licensed to any of Trex, TrexCom (Asia), LNR or EMP. Except as specified in SCHEDULE 4.16(A), all issued patents, copyright registrations, and registered trademarks and service marks listed on SCHEDULE 4.16(A) and all material copyrights held by Trex, TrexCom (Asia), LNR and EMP are valid, enforceable and subsisting. Trex, TrexCom (Asia), LNR and EMP have the exclusive right to file, prosecute and maintain all of their respective material patent applications and other applications to register Intellectual Property, and have the exclusive right to maintain their respective material patents and other registrations of Intellectual Property.

         (b) Except as set forth in SCHEDULE 4.16(B), none of Trex's, TrexCom
(Asia)'s, LNR's and EMP's rights in or to any of their respective Intellectual Property shall be adversely affected by the execution or delivery of this Agreement by Seller or by the full performance by Seller of any of Seller's obligations hereunder. No allegations or claims with respect to any Intellectual Property used in the Business have been asserted in writing or, to TrexCom
(Asia)'s, LNR's, EMP's, Trex's or Seller's knowledge, threatened by any Person
(i) against Trex, Seller, TrexCom (Asia), LNR or EMP, or (ii) to Trex's, TrexCom
(Asia)'s, LNR's, EMP's or Seller's knowledge, against any other Person based on its use of any Intellectual Property used in the Business. To the knowledge of Seller, Trex, TrexCom (Asia), EMP and LNR, no use of any Intellectual Property used in or covering any aspect of the Business by Trex, TrexCom (Asia), LNR and EMP or any of their respective customers constitutes or has constituted an unauthorized use, inducement to infringe, contributory infringement, misappropriation or other violation of the Intellectual Property of any other Person and no valid grounds exist for any BONA FIDE claims against Trex, TrexCom (Asia), LNR, or EMP or any of their respective customers with respect to any Intellectual Property used in or covering any aspect of the Business. Without limiting the generality of the foregoing, no Person ever employed or otherwise engaged by Trex, TrexCom (Asia), LNR or EMP has asserted in writing or, to Seller's, Trex's, TrexCom (Asia)'s, LNR's or EMP's knowledge, threatened any claim against Trex, TrexCom (Asia), LNR or EMP relating to any Intellectual Property used in the Business or covering any aspect of the Business. To the knowledge of Seller, Trex, TrexCom (Asia), LNR or EMP, there has not been and there is not presently, any unauthorized use, infringement, misappropriation or violation of any material Intellectual Property used in or covering any aspect of the Business by any Person. Except as set forth in SCHEDULE 4.16(B), none of Trex, TrexCom (Asia), LNR and EMP co-owns or has licensed any Intellectual Property in which any of Trex, TrexCom (Asia), LNR or EMP has ownership interest.

         (c) To the knowledge of Seller, Trex, TrexCom (Asia), LNR or EMP, except as set forth in SCHEDULE 4.16(C), no material Intellectual Property used in or covering any aspect of the Business is subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof . Except as set forth in SCHEDULE 4.16(C), none of TrexCom (Asia), LNR, EMP and Trex has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. None of TrexCom (Asia), LNR, EMP and Trex has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of Trex's, TrexCom (Asia)'s, LNR's or EMP's owned Intellectual Property.

         (d) Trex, TrexCom (Asia), LNR and EMP have paid all fees, annuities and all other payments which have heretofore become due to any Governmental Authority with respect to their respective owned Intellectual Property and have taken all reasonable steps to prosecute and maintain the same.

         (e) Except as set forth on SCHEDULE 4.16(E), none of Trex, TrexCom
(Asia), LNR or EMP has transferred its title in or to any copy of any material computer programs or software (including source code, object code, data and databases developed or distributed (to the extent title was acquired) by them). No Intellectual Property has been supplied by Trex, TrexCom (Asia), LNR or EMP to any Person except pursuant to a binding license prohibiting further distribution and disclosure. Except as disclosed on SCHEDULE 4.16(E), all computer programs and software which are distributed by any of Trex, TrexCom
(Asia), LNR or EMP, (i) conform in all material respects with all specifications conveyed to its customers or other transferees, and (ii) are operative for their intended purposes free of any material defects or deficiencies.

         (f) Each of the current employees of Trex, TrexCom (Asia), LNR or EMP is, and each of the former employees of Trex, TrexCom (Asia), LNR or EMP was, an "employee" within the meaning of and pursuant to 17 U.S.C. 101. All current and former independent contractors and consultants have assigned all of their respective rights in any Intellectual Property developed by such independent contractors and consultants for any of TrexCom (Asia), LNR, EMP or Trex to Trex, TrexCom (Asia), LNR or EMP. No current or former employee, independent contractor or consultant has any interest in any Intellectual Property developed for or used by any of Trex, TrexCom (Asia), LNR or EMP.

Section 4.17. INSURANCE. Each of Trex, TrexCom (Asia), LNR and EMP has in full force and effect insurance policies covering its assets and its Business customary for similar businesses of a similar size, nature and ownership.

Section 4.18. ENVIRONMENTAL MATTERS.

         (a) COMPLIANCE WITH ENVIRONMENTAL LAW. Each of TrexCom (Asia), LNR, EMP and Trex is and has been in compliance in all material respects with all applicable Environmental Laws pertaining to any of the properties and assets of its business and the use by TrexCom (Asia), LNR, EMP or Trex thereof. Except as disclosed on SCHEDULE 4.18(A), each of TrexCom (Asia), LNR, EMP and Trex has obtained all material permits, licenses and other authorizations that are required under Environmental Laws to operate its business and the same are listed on SCHEDULE 4.18(A). None of TrexCom (Asia), LNR, EMP, Trex or Seller has received written notice of any violation of any applicable Environmental Law relating to any of the assets or to any premises utilized by the Business and, to the knowledge of TrexCom (Asia), LNR, EMP, Trex and Seller, no written notice of any such violation has been threatened.

         (b) OTHER ENVIRONMENTAL MATTERS. None of TrexCom (Asia), LNR, EMP and Trex have caused or taken any action that resulted in, and none of them is, subject to, any material liability or obligation relating to (i) the environmental conditions on, under, or about any part of the premises utilized by its business or other properties or assets owned, leased, operated or used by TrexCom (Asia), LNR, EMP or Trex in its business, including the air, soil and groundwater conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Substances by TrexCom (Asia), LNR, EMP or Trex.

         (c) NO HAZARDOUS SUBSTANCES. No Hazardous Substances have been treated, stored or disposed of by TrexCom (Asia), LNR, EMP or Trex (or, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, any other Person) at, on, or under any part of the premises utilized by it, except (i) in compliance with Environmental Laws; and (ii) which does not require investigation or remediation pursuant to Environmental Laws.

         (d) NO PROCEEDINGS. Except as disclosed on SCHEDULE 4.18(D), none of TrexCom (Asia), LNR, EMP, Trex and Seller has received written notice or other written communication concerning any alleged liability for Environmental Liabilities and Costs in connection with any part of the premises utilized by its business, and, to TrexCom (Asia)'s, LNR's, EMP's, Trex's or Seller's knowledge, there exists no writ, injunction, decree, order, judgment, lawsuit, claim, proceeding, citation, directive, or summons, pending or threatened, relating to any environmental matters with respect to any leased real property of TrexCom (Asia), LNR, EMP or Trex.

Section 4.19. EMPLOYEES, LABOR MATTERS, ETC. None of TrexCom (Asia), LNR, EMP and Trex is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the knowledge of Seller, Trex, EMP and TrexCom (Asia), LNR, attempting to represent any employees employed in the operation of the Business. Since January 1, 1993, there has not occurred or, to the knowledge of TrexCom (Asia), LNR, EMP, Trex or Seller, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. Except as disclosed on SCHEDULE 4.19, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of TrexCom
(Asia), LNR, EMP, Trex or Seller, threatened with respect to any employee employed in the operation of the Business.

Section 4.20. EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

         (a) SCHEDULE 4.20(A) lists each material pension, retirement, profit-sharing, deferred compensation, bonus, phantom stock, restricted stock plan, stock option plan, stock purchase plan, deferred compensation arrangement, other incentive plan, severance pay plan or policy, supplemental executive retirement plan or policy, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including any "employee benefit plan" as defined in Section 3(3) of ERISA, to which any of TrexCom (Asia), LNR, EMP or Trex contribute or is a party or is bound and under which it may have liability and under which employees or former employees (or their beneficiaries) are eligible to participate or derive a benefit ("EMPLOYEE BENEFIT PLANS"). Seller has made available to MCK true, correct and complete copies of all documents, summary plan descriptions, insurance contracts, third party administration contracts and all other documentation created to embody all Employee Benefit Plans, plus descriptions of any Employee Benefit Plans that have not been reduced to writing.

         (b) No material liability has been incurred by TrexCom (Asia), LNR, EMP, or Trex under or pursuant to the Code or ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to Employee Benefit Plans and, to the knowledge of Seller, Trex, TrexCom (Asia), LNR or EMP, no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such material liability to the Business or, following the Closing, MCK or any such Employee Benefit Plan.

         (c) Except as disclosed on SCHEDULE 4.20(C), no Employee Benefit Plan is a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a defined benefit plan within the meaning of Section 3(35) of ERISA.

         (d) Each of the Employee Benefit Plans listed in SCHEDULE 4.20(A) is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code and other Applicable Law.

         (e) Each "employee pension benefit plan" as defined in Section 3(2) of ERISA (each a "PENSION PLAN") which is intended to meet the requirements of
Section 401(a) of the Code now meet, and since their inception have met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan other than such occurrences as may be corrected without resulting in a Material Adverse Effect. The IRS has issued a favorable determination letter with respect to the requirements of the Tax Reform Act of 1986 with respect to the qualification under the Code of each Pension Plan and, to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, the IRS has not taken any written action to revoke any such letter. Moreover, nothing has occurred since the date of the most recent IRS favorable determination letter which would reasonably be expected to cause the loss of such qualification or the imposition of any material liability or penalty under the Code.

         (f) Each fiduciary and every plan official of each Employee Benefit Plan is bonded to the extent required by Section 412 of ERISA. Those sections of all annual reports heretofore filed with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation by or on behalf of every Employee Benefit Plan which were required to be certified were only certified without qualification by the accountants or actuaries of such Employee Benefit Plan.

         (g) Except as specifically set forth in SCHEDULE 4.20(G), the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Employee Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of Trex, TrexCom
(Asia), LNR or EMP. No payment which will be or may be made by Trex, TrexCom
(Asia), LNR or EMP to any employee, former employee, director, consultant or agent thereof will or could be characterized as an "excess parachute payment" within the meaning of Section 280G(b) (1) of the Code.

         (h) Except as disclosed on SCHEDULE 4.20(H), at no time has Trex, TrexCom (Asia), LNR or EMP or any ERISA Affiliate contributed to, been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Employee Benefit Plan which is a multiemployer plan as defined in Section 3(37) of ERISA.

         (i) Each "group health plan" (within the meaning of Section 4980B of the Code) maintained by Trex, TrexCom (Asia), LNR or EMP or any ERISA Affiliate has been administered in material compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code.

         (j) With respect to all Employee Benefit Plans which are funded, or are required by Applicable Law to be funded, the present value of all accrued benefits (vested and non vested) of each such Employee Benefit Plan as of the Closing Date, will not exceed the fair market value of the assets of each such Employee Benefit Plan as of the Closing Date.

         (k) Trex, TrexCom (Asia), LNR, EMP and each ERISA Affiliate have made all contributions required to be made to each Employee Benefit Plan under the terms of the plan and Applicable Law. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Benefit Plan listed, which could subject any Employee Benefit Plan or any related trust, Trex, TrexCom (Asia), LNR, EMP, any ERISA Affiliate, MCK or any director or employee of any of them to any material tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(l) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise.

         (l) Trex, TrexCom (Asia), LNR and EMP do not maintain, sponsor or contribute to any plan or program providing retiree medical or life insurance benefits, except to the extent required by Applicable Law.

Section 4.21. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement, and the transactions contemplated hereby, have been carried on without the participation of any Person acting on behalf of TrexCom (Asia), LNR, EMP, Trex, Seller or any of their respective Affiliates in such manner as to give rise to any valid claim against MCK or its Affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to TrexCom (Asia), LNR, EMP, Trex, Seller or any of their respective Affiliates or any other Person upon consummation of the transactions contemplated hereby or thereby, except for those retention and transaction bonuses described on
SCHEDULE 4.21 (it being understood and agreed that Seller (and not MCK) will have the responsibility of making the payment of all such bonuses).

Section 4.22. SUPPLIERS AND CUSTOMERS. SCHEDULE 4.22 attached hereto sets forth the 10 largest suppliers, all sole source suppliers and the 10 largest customers of LNR and EMP, in each case for the period January 1, 1998 through the date hereof. During the period January 1, 1998 through the date hereof, none of such 10 largest suppliers, sole source suppliers or 10 largest customers has canceled or materially and adversely modified its agreement or commitment with LNR or EMP to supply or purchase products or services (or threatened in writing to do any of the foregoing). To TrexCom (Asia)'s, LNR's, EMP's, Trex's or Seller's knowledge, the relationship of Trex, TrexCom (Asia), LNR and EMP with each of their respective suppliers and each of their respective customers is a good commercial working relationship. None of Trex, TrexCom (Asia), LNR, EMP and Seller has received written notice that any such supplier or customer intends to cancel or otherwise materially and adversely modify its relationship with it or limit materially its services, supplies or materials to it, or its usage or purchase of the services and products of its business either as a result of the transactions contemplated hereby or otherwise.

Section 4.23. ORDER BACKLOG. A true and complete list of (a) all firm product and service purchase orders and contracts for the sale of goods or the delivery of services by Trex, TrexCom (Asia), LNR or EMP in connection to Persons other than Governmental Authorities, and (b) all firm funded product and service purchase orders and contracts for the sale of goods or the delivery of services by Trex, TrexCom (Asia), LNR or EMP to Governmental Authorities (collectively, the "BACKLOG") pending as of the latest practical date prior to the date of this Agreement is set forth in SCHEDULE 4.23.

Section 4.24. SUBSIDIARIES.

         (a) Except as set forth on SCHEDULE 4.24A, Trex does not own, directly or indirectly, beneficially or of record, or have any obligation to redeem, purchase or otherwise acquire, any capital stock or other securities of any Person other than Trex's ownership of the capital stock of TrexCom (Asia), LNR and EMP. LNR, EMP and TrexCom (Asia) do not own, directly or indirectly, beneficially or of record, or have any obligation to acquire, any capital stock or other securities of any Person.

         (b) Prior to the date hereof, (i) Trex distributed to Seller all the issued and outstanding shares of capital stock of CCS held by Trex, (ii) no other Person at the time of such distribution held any shares of capital stock of CCS, (iii) Seller sold the CCS Business by way of a sale of all of the issued and outstanding shares of capital stock of CCS held by Trex prior to the date hereof, (iv) Seller has purchased all of the issued and outstanding shares of capital stock of Trex not previously owned by Seller from the other holders of such issued and outstanding shares, and (v) Seller, Trex, TrexCom (Asia), LNR and EMP have taken the actions described on SCHEDULE 4.24A(A) in an effort to satisfy all the obligations owing to certain former stockholders of LNR pursuant to the LNR Acquisition Agreement.

Section 4.24A. OWNERSHIP OF TREX, TREXCOM (ASIA), LNR AND EMP.

         (a) Except as set forth on SCHEDULE 4.24A, Seller owns of record and beneficially all of the issued and outstanding shares of capital stock of Trex free and clear of Liens except for restrictions on the subsequent transfer of such Shares by MCK imposed under applicable securities laws. The authorized capital stock of Trex is set forth on SCHEDULE 4.24A. No other class or series of capital stock of Trex is authorized, and, except as set forth on SCHEDULE 4.24A, no other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to redeem, purchase or otherwise acquire (or to require the redemption, purchase or other acquisition of) any capital stock or other securities of Trex) are authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of Trex are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of Trex were issued in compliance with all Applicable Laws (including applicable securities laws, if any) and in compliance with Trex's Certificate of Incorporation and Bylaws.

         (b) Trex owns of record and beneficially all of the issued and outstanding shares of capital stock of each of TrexCom (Asia), LNR and EMP free and clear of Liens except for restrictions on the subsequent transfer of such Shares by MCK imposed under applicable securities laws. The authorized capital stock of TrexCom (Asia), LNR and EMP is set forth on SCHEDULE 4.24A. No other class or series of capital stock of TrexCom (Asia), LNR or EMP is authorized and, except as set forth on SCHEDULE 4.24A, no other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to redeem, purchase or otherwise acquire (or to require the redemption, purchase or other acquisition of) any capital stock or other securities of TrexCom (Asia), LNR or EMP) are authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of each of TrexCom
(Asia), LNR and EMP are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of TrexCom
(Asia), LNR and EMP were issued in compliance with all Applicable Laws (including applicable securities laws, if any) and in compliance with their respective Certificates of Incorporation and Bylaws (or equivalent documents).

Section 4.25. DISCLOSURE. No representation or warranty of Seller in this Agreement contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

Section 4.26. YEAR 2000. Each of the material computer-based systems of each of Trex, TrexCom (Asia), LNR and EMP, including its material information data bases, accounting systems and data processing systems, as well as all other computer software or hardware owned, used or sold by Trex, TrexCom (Asia), LNR or EMP, (a) records, stores, processes, calculates, presents and, where appropriate, inserts correctly entered and formatted time and accurate dates and calculations for calendar dates falling on or after (and if applicable, spans of time including) January 1, 2000, and records, stores, processes, calculates and presents correctly entered and formatted information or data dependent on or relating to such dates with the same functionality, data integrity and performance, as such item records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, and in such fashion as to respond to two-digit date input in a way that eliminates all ambiguities as to the century of concern, and treats the year 2000 as a leap-year and correctly and accurately records and processes data and information with respect thereto; and
(b) loses no functionality with respect to the introduction of records, including back-up and archived information or data, containing dates falling on or after January 1,

2000. Each of Trex, TrexCom (Asia), LNR and EMP has made inquiries of each of its material suppliers regarding the Year 2000 readiness of all computer-based systems, software and hardware supplied to it by such supplier, and has not received any notice that such systems, software and hardware will not meet the requirements of the foregoing clauses (a) and (b). The information set forth on
SCHEDULE 4.26 fairly and accurately represents the status of Trex's, TrexCom
(Asia)'s, LNR's and EMP's Year 2000 compliance program.

Section 4.27. NO RETENTION AGREEMENTS, ETC. Except as set forth on SCHEDULE 4.27, there are no retention agreements, severance agreements, change of control agreements and similar arrangements to which Trex, TrexCom (Asia), LNR or EMP, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

Section 4.28. REAL PROPERTY HOLDING COMPANY. None of TrexCom (Asia), LNR, EMP, Trex and Seller is a real property holding company within the meaning of Section 897 of the Code.

Section 4.29. GOVERNMENT CONTRACTS.

         (a) Except as set forth in SCHEDULE 4.29(A): (i) each of Trex, TrexCom
(Asia), LNR or EMP has fully complied with all material terms and conditions of each Government Contract and Government Bid to which Trex, TrexCom (Asia), LNR or EMP is a party as required; (ii) each of Trex, TrexCom (Asia), LNR or EMP has complied with all material requirements of any statute, rule or regulation pertaining to such Government Contract or for Government Bid; (iii) all representations and certifications made by Trex, EMP or TrexCom (Asia), LNR with respect to such Government Contract or Government Bid were accurate in every material respect as of their effective date and Trex, TrexCom (Asia), LNR or EMP has fully complied with all such representations and certifications in all material respects; and (iv) no termination or default, cure notice or show cause notice has been issued and remains unresolved.

         (b) Except as set forth on SCHEDULE 4.29(B): (i) to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, none of Trex, TrexCom (Asia), LNR and EMP employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority with respect to the conduct of the Business; (ii) to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, there is no pending audit or investigation of Trex, TrexCom (Asia), LNR or EMP or any of their respective officers, employees or representatives nor within the last five years has there been any audit or investigation of Trex, TrexCom (Asia), LNR or EMP or any of their respective officers, employees or representatives resulting in a material adverse finding with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid with respect to the Business; and (iii) during the last five years, Trex, TrexCom (Asia), LNR and EMP have not made any voluntary disclosure in writing to the U.S. Government or any non-U.S. government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid with respect to the Business. Except as set forth in SCHEDULE 4.29(B), Trex, TrexCom (Asia), LNR and EMP have not had any such irregularities, misstatements or omissions arising under or relating to any such Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

         (c) Except as set forth in SCHEDULE 4.29(C), there are (i) no outstanding written claims against Trex, TrexCom (Asia), LNR or EMP, either by the U.S. Government or any non-U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Government Bid referred to in SCHEDULE 4.29(A), and (ii) no written disputes between Trex, TrexCom (Asia), LNR or EMP, on the one hand, and the U.S. Government or any non-U.S. Government, on the other hand, under the Contract Disputes Act or any other Federal statute or between Trex, TrexCom
(Asia), LNR or EMP, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid.

         (d) Except as set forth in SCHEDULE 4.29(D), none of Trex, TrexCom
(Asia), LNR and EMP, nor to the knowledge of Trex, Seller, TrexCom (Asia), LNR and EMP, any of their respective employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or any non-U.S. government or is (or during such period was) the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. government contracting. Except as set forth in SCHEDULE 4.29(D), to the knowledge of Trex, TrexCom (Asia), LNR, EMP and Seller, each of Trex, TrexCom (Asia), LNR and EMP conducted its operations in all material respects in compliance with all requirements of all laws pertaining to all Government Contracts and Government Bids.

         (e) Except as set forth in SCHEDULE 4.29(E), no statement, representation or warranty made by Trex, TrexCom (Asia), LNR or EMP in any Government Contract, any Government Bid or any exhibit thereto or in any certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. government in connection with any Government Contract or Government Bid contained on the date so furnished or submitted (or on any other date where such statement, representation or warranty is deemed made or brought down as of a subsequent date either under Applicable Law or pursuant to the applicable Government Contract or Government Bid or any exhibit thereto or in any written certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government or any non-U.S. Government in connection with such Government Contract or Government Bid) any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, except for any untrue statement or failure to state a material fact that would not result in any material liability to Trex, TrexCom (Asia), LNR or EMP as a result of such untrue statement or failure to state a material fact.

         (f) SCHEDULE 4.29(F) lists all Government Bids submitted by Trex, TrexCom (Asia), LNR and EMP and outstanding as of the date of this Agreement.

         (g) Except as set forth on SCHEDULE 4.29(G), the rates and rate schedules submitted to the U.S. Government with respect to Government Contracts included in the Business have been closed for all years prior to 1996.

Section 4.30. GOVERNMENT FURNISHED EQUIPMENT. SCHEDULE 4.30 incorporates the most recent schedule delivered to the U.S. Government or any non-U.S. government which identifies by description or by inventory number certain equipment and fixtures loaned, bailed or otherwise furnished to or held by Trex, TrexCom
(Asia), LNR or EMP by or on behalf of the United States or any foreign country. Such schedule was accurate and complete in all material respects on its date and, if dated on the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business consistent with past practice.

Section 4.31. ORGANIZATIONAL CONFLICTS OF INTEREST. Except as set forth on
SCHEDULE 4.31, Seller, Trex, TrexCom (Asia), LNR and EMP, in the past six years, have not, to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, had access to non-public information nor provided systems engineering, technical direction, consultation, technical evaluation, source selection services or services of any type, nor prepared specifications or statements of work, nor engaged in any other conduct that would create in any current Government procurement an Organizational Conflict of Interest, as defined in Federal Acquisition Regulation 9.501, with Trex, TrexCom (Asia), LNR or EMP.

Section 4.32. AFFILIATED GROUP LIABILITY. Except as set forth on SCHEDULE 4.32 , Trex, TrexCom (Asia), LNR and EMP (and any predecessor of the foregoing Persons)
(a) have not been a member of an affiliated group filing a consolidated income Tax return; and (b) have no liability for the Taxes of any person under Treasury Regulations section 1.1502-6(a) (or any analogous or similar provision of any state, local or foreign law or regulation), as a transferee or successor, by contract, or otherwise.

Section 4.33. POWER OF ATTORNEY/BANK ACCOUNTS. SCHEDULE 4.33 sets forth the names and locations of (a) each Person holding a power of attorney on behalf of Trex, TrexCom (Asia), LNR or EMP with respect to the Business, and (b) all banks, trust companies, brokerage firms or other financial institutions at which TrexCom (Asia), LNR, EMP or Trex with respect to the Business maintains an account or safe-deposit box and the name of each Person authorized to draw thereon or make withdrawals therefrom.

Section 4.34. TAX RETURNS. Seller has made available to MCK, in respect of LNR and EMP, copies of (a) IRS Form 1120 (1998), (b) New York Form CT-3 (1998) and
(c) New York Form CT-3M (1998), which forms, to the knowledge of Seller, Trex, TrexCom (Asia), LNR and EMP, fairly present in all material respects the information set forth therein.

Section 4.35. TREX BUSINESS. Trex and TrexCom (Asia) do not conduct any business other than the Business.

Section 4.36. ACQUISITIONS. Except as set forth in SCHEDULE 4.36, there are no outstanding obligations of any kind on the part of TrexCom (Asia), LNR, EMP or Trex existing or continuing on the date hereof or arising after the date hereof relating to, under, or pursuant to any of the following with respect to the acquisition of Trex, LNR, EMP or TrexCom (Asia): (a) the LNR Acquisition Agreement; (b) the Agreement and Plan of Merger, dated May 28, 1998, by and among Trex, EMP Acquisition Corp., EMP and certain individuals (the "EMP Acquisition Agreement"); and (c) any agreement or instrument entered into connection with the LNR Acquisition Agreement or the EMP Acquisition Agreement.

Section 4.37. $6,926,855 PROMISSORY NOTE. The $6,926,855 loan from Seller to Trex evidenced by that certain Promissory Note dated November 30, 1998 has been repaid in full or cancelled and such Promissory Note (including any amendment or modification thereof, or supplement thereto) is of no force and effect.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF MCK

         MCK represents and warrants to Seller as of the date hereof as follows:

Section 5.1. ORGANIZATIONAL STATUS. MCK is a statutory trust duly organized and validly existing under the laws of the State of Connecticut.

Section 5.2. AUTHORIZATION, ETC. MCK has the power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by MCK of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action of MCK. MCK has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of MCK, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by equitable principles, including without limitation those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

Section 5.3. NO CONFLICTS, ETC. The execution, delivery and performance by MCK of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time or both) (a) the trust instruments of MCK, (b) any Applicable Law applicable to MCK or any of its properties or assets, or (c) any contract, agreement or other instrument applicable to MCK or any of its properties or assets, except, in the case of clause (c), for violations and defaults that, individually and in the aggregate, have not materially impaired and shall not materially impair the ability of MCK to perform its obligations under this Agreement. Other than as set forth on
SCHEDULE 5.3, no Governmental Approval or other Consent is required to be obtained or made by MCK in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.4. LITIGATION. There is no action, claim, suit or proceeding pending, or to MCK's knowledge threatened, by or against or affecting MCK in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

Section 5.5. BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of MCK in such manner as to give rise to any valid claim against Seller or any Affiliate or former Affiliate for any brokerage or finder's commission, fee or similar compensation. MCK hereby represents, warrants and agrees that any fees, commissions and other compensation due to its Affiliates in connection with the transactions contemplated by this Agreement have been, or will be, fully paid by MCK.

Section 5.6. ADEQUATE FUNDS. MCK has all funds necessary to enable it to perform this Agreement in accordance with its terms. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by MCK or its Affiliates in order to effect the transactions contemplated by this Agreement, MCK and each Affiliate shall be able to pay its respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by MCK or its Affiliates in order to effect the transactions contemplated by this Agreement, MCK and each Affiliate shall have adequate capital to carry on its respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by MCK or its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of MCK or its Affiliates.

Section 5.7. INVESTMENT INTENT. The Shares are being acquired with MCK's own funds for investment purposes and for MCK's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof.

Section 5.8. RESTRICTED SECURITIES. MCK understands that the Shares are restricted securities under the Securities Act of 1933, as amended (the "Act"), and may not be resold or transferred unless those securities are registered under the Federal securities laws or unless an exemption from such registration is available. In addition, MCK understands that any resale or transfer of the Shares must comply with applicable state securities laws.

Section 5.9. INVESTMENT EXPERIENCE. MCK is an "accredited investor" as defined in Section 401 of Regulation D under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment.

Section 5.10. HSR ACT. For purposes of the HSR, MCK is not controlled by any other entity (as such term is defined in 16 C.F.R. Sections 801.1(b) and 801.1(a)(2)) and is therefore its own ultimate parent entity (as such term is defined in 16 C.F.R. Section 801.1(a)(3)). MCK did not have, and will not on the Closing Date have, total assets of $10,000,000 or more on its most recent regularly prepared balance sheet, nor annual net sales in its most recent fiscal year of $10,000,000 or more (as such terms are defined in 16 C.F.R. Section 801.11).

Section 5.11. NO KNOWLEDGE OF MISREPRESENTATION OR OMISSION. Neither MCK's representatives listed on SCHEDULE 5.11 nor any person listed as a representative of any Qualified Purchaser in a schedule to a provision comparable to this provision in a purchase agreement with a Qualified Purchaser has actual knowledge that any of the representations and warranties of Seller contained in this Agreement that is qualified as to materiality are not true and correct and any of such representations and warranties that is not so qualified is not true and correct in any material respect. Notwithstanding anything in this Agreement to the contrary, nothing in this SECTION 5.11 shall preclude MCK from seeking indemnification, damages or other remedies from Seller for breach of any representation or warranty of Seller herein.

Section 5.12. DISCLOSURE. No representation or warranty of MCK in this Agreement contains any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

Section 6.1. COVENANTS OF SELLER.

         (a) PUBLIC ANNOUNCEMENTS. Notwithstanding anything herein to the contrary, Seller may make any public announcement regarding this Agreement and the transactions contemplated hereby in order that it not violate any Applicable Law or the rules of any stock exchange, after providing notice and the opportunity to comment on such disclosure to MCK. This covenant shall survive the Closing for a period of one year.

         (b) [INTENTIONALLY DELETED]

         (c) ACCESS AND INFORMATION. Subject to compliance with Applicable Laws regarding classified information and security clearance, for the six-year period from and after the Closing, Seller shall (and shall cause its accountants, counsel, consultants, employees and agents to) give MCK and its accountants, counsel, consultants, employees and agents, reasonable access during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, and furnish them with all legally non-privileged documents, records, correspondence, computer data, work papers and other information with respect to, the properties, assets, books, Contracts, commitments, reports and Books and Records relating to the Business (collectively, the "INFORMATION"), as MCK shall from time to time reasonably request. In addition, subject to compliance with Applicable Laws regarding classified information and security clearance, Seller shall permit MCK and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, as may be necessary to MCK in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records and information. Except as otherwise required by Applicable Law or agreed to in writing by the parties, Seller shall (and shall cause its Affiliates to) use reasonable efforts to preserve all the material Information in its possession until December 31, 2005. Notwithstanding the foregoing, in lieu of retaining any specific Information, Seller may offer in writing to MCK to deliver such specific information to MCK and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time after the expiration of such 90-day period.

         (d) [INTENTIONALLY DELETED]

         (e) [INTENTIONALLY DELETED]

         (f) FURTHER ASSURANCES. Following the Closing, Seller shall (and shall cause its Affiliates to), from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by MCK, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby. MCK will reimburse Seller for Seller's and any such Affiliate's reasonable, direct out-of-pocket expenses incurred by any of such Persons and paid to any unaffiliated third party in connection with the foregoing.

         (g) DEALINGS WITH AFFILIATES. SCHEDULE 6.1(G) contains a true, complete and correct list of all contracts, arrangements and other agreements (whether written or oral) relating to the Business to which Trex, TrexCom (Asia), LNR or EMP, on the one hand, and any of Seller, Thermo Electron Corporation or any of their respective Affiliates, on the other hand, are parties (the "INTERCOMPANY AGREEMENTS"). As of the Closing Date, all Intercompany Agreements shall be terminated and of no force and effect pursuant to the Termination Agreement, and there shall be no unsatisfied obligations thereunder. Notwithstanding anything else in this SECTION 6.1(G), Seller shall not be required to terminate the either (i) Laser Technology License, or (ii) the Covenant of Performance, each of which shall continue post-Closing in accordance with their respective terms.

         (h) [INTENTIONALLY DELETED]

         (i) [INTENTIONALLY DELETED]

         (j) POST-CLOSING CONFIDENTIALITY. From and after the Closing, Seller will, and will cause its Subsidiaries to, hold in strict confidence, and will not use to the detriment of MCK or any of its Subsidiaries, all information with respect to the Business. Without limiting the generality of the foregoing, Seller agrees, covenants and acknowledges that, from and after the Closing Date, Seller will not, and will cause its Subsidiaries not to, disclose, give, sell, use, or otherwise divulge any confidential or secret information (including but not limited to any technology, process, trade secrets, know-how, other intellectual property rights, strategies, financial statements or other financial information not otherwise publicly available, forecasts, operations, business plans, prices, discounts, products, product specifications, designs, plans, data or ideas). Seller will not distribute any information with respect to the Business (including any confidential or secret information referred to in the next preceding sentence) to any of its Affiliates unless such Affiliate agrees in writing to be bound by the provisions of this SECTION 6.1(J). Notwithstanding the foregoing, Seller may disclose and use such information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of Applicable Law (but subject to the following provisions of this SECTION 6.1(J)) or such disclosure is necessary so that Seller not commit a violation of the rules of any securities exchange or is necessary or appropriate in connection with any legal proceeding, (ii) if the same currently is, or hereafter is, in the public domain through no fault of Seller or any such Subsidiaries, (iii) if the same is later acquired by Seller or any such Subsidiaries from another source and Seller or any such Subsidiaries is not aware that such source is under an obligation to another Person to keep such information confidential, or (iv) if the same is independently developed by Seller or any such Subsidiaries without reference thereto or reliance thereon. If Seller or any of its Subsidiaries (the "DISCLOSING PARTY") is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any such information, the Disclosing Party shall (unless expressly prohibited by Applicable Law) provide MCK with prompt written notice of any such request or requirement so that MCK may seek, at its expense, a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of a protective order or other remedy or the receipt of a waiver by MCK, the Disclosing Party nonetheless is required to disclose such information to any tribunal, the Disclosing Party, without liability hereunder, may disclose that portion of such information that it is legally required to disclose.

         (k) PAYMENTS. Seller promptly shall (and shall cause its Affiliates promptly to) deliver to Trex, TrexCom (Asia), LNR or EMP any cash, checks or other instruments of payment to which Trex, TrexCom (Asia), LNR or EMP is entitled and shall (and shall cause its Affiliates to) hold the same in trust for Trex, TrexCom (Asia), LNR or EMP until such delivery.

         (l) GOVERNMENT CONTRACTS RATES. Subject to the terms of the Covenant of Performance, if, after the Closing Date, as a result of any claims, liabilities or obligations affecting the rates or rate schedules submitted to the U.S. Government with respect to the Government Contracts included in the Business, for any period on or prior to the Closing Date, MCK receives or is entitled to receive additional monies from the U.S. Government in excess of those amounts included in the proposed final contract close-out billing rates for the Business, as the same may be amended, in respect of such Government Contracts, then MCK shall take all commercially reasonable actions necessary to obtain such additional monies for Seller (and Seller will reimburse MCK for any reasonable, direct, out-of-pocket expenses, including reasonable attorney's fees incurred by MCK in connection with the taking of such actions) and shall promptly transfer such additional monies that are actually received by MCK, but solely to the extent such additional monies relate to periods prior to or on the Closing Date.

         (m) INSURANCE. Seller shall (and shall cause its Affiliates to) reasonably cooperate with Trex, EMP, TrexCom (Asia), LNR and the Business (and Trex, EMP or TrexCom (Asia), LNR, as the case may be, will reimburse Seller or its Affiliates for any reasonable, direct, out-of-pocket expenses incurred by any of them and paid to any unaffiliated third party in connection with such cooperation) in order to afford Trex, TrexCom (Asia), EMP, LNR and the Business the full benefit of all insurance policies and all rights thereunder (including rights to causes of action, lawsuits, claims and demands, rights of recovery and set-off) covering the Business and the assets of the Business, and proceeds under or with respect to such insurance policies, for periods prior to the Closing to the extent claims thereunder relate to any of the assets or liabilities of the Business.

         (n) NAMES AND LOGOS. After the Closing, Seller will not use (and will cause each of its Affiliates not to use) the Name "EMP", the Name "LNR", the Name "TrexCom (Asia)", or the Name "Trex Communications" or the Name "TrexCom", or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of its business; PROVIDED, HOWEVER, that, nothing herein shall prohibit Seller or any of its Affiliates from (a) except as set forth in the next succeeding paragraph, using the Name "Trex" or any similar Name or Logo (other than the Name "TrexCom" or the Name "Trex Communications" or any similar Name or Logo, but not in combination with the Name "TrexCom (Asia)", the Name "LNR" or the Name "EMP", or any similar Name or Logo), or (b) except as set forth in the next succeeding paragraph, describing their former affiliation with Trex, TrexCom (Asia), LNR, EMP and the Business.

         After the Closing, Seller will not (and will cause its Affiliates not to) (i) use the Name "Trex" or any Logo containing the Name "Trex", or any similar Name or Logo, in connection with any business that is in competition with the Business (as such phrase is used in Section 4 of the Non-Competition Agreement), or (ii) refer in any way to the prior ownership of the Business by Seller, TrexCom (Asia), LNR or EMP, or to any of the products and services of the Business developed, manufactured, marketed, provided, rendered, sold, leased or produced on or prior to the date hereof, for the purpose of promoting, advertising, soliciting orders for, marketing, or attempting to sell, any product or service of Seller or any of its Affiliates' businesses that is in competition with the Business.

         (o) [INTENTIONALLY DELETED].

         (p) TAX RETURNS. Seller shall prepare at its own cost and expense any and all state, federal and local income, payroll and other Tax returns for all periods ending through and including the

Closing Date which Trex, TrexCom (Asia), LNR or EMP is obligated to file. Seller shall pay all Taxes and associated penalties and interest (including without limitation, all income and payroll Taxes) pertaining to Trex, TrexCom (Asia), LNR or EMP for any period ending through and including the Closing Date and all Taxes accrued or accruable through such date to the extent such Taxes relate to any period ending through and including the Closing Date ("PRE-CLOSING TAXES") except to the extent of any reserves for Tax liabilities set forth in the Final Statement of Net Book Value, and MCK shall pay any Tax liability to the extent of such reserves; PROVIDED, HOWEVER, that Pre-Closing Taxes shall not include Taxes attributable to transactions on the Closing Date but after the Closing.

         (q) GOVERNMENT AUDIT ASSISTANCE. Seller and its Affiliates shall furnish MCK with such assistance as may be reasonably requested by MCK in Government Contract audits and Tax audits.

         (r) SUBSEQUENT SALE OF THE BUSINESS BY MCK. If, after the Closing, MCK desires to sell the Business (by merger or stock sale or by transfer of all or substantially all of the assets of the Business, or other transfer) to a Qualified Purchaser and such Qualified Purchaser executes an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT D (the "BUYER'S ASSIGNMENT AND ASSUMPTION AGREEMENT"), then Seller will execute an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT E (the "SELLER'S ASSIGNMENT AND ASSUMPTION AGREEMENT") and thereafter act pursuant to its terms; PROVIDED, HOWEVER, that (i) MCK agrees not to amend, modify or waive any provision under such Buyer's Assignment and Assumption Agreement or the underlying purchase agreement without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) MCK agrees to promptly furnish to Seller any notices or other communications made or received by MCK under such Buyer's Assignment and Assumption Agreement and (iii) MCK agrees not to assign its rights or obligations under such Buyer's Assignment and Assumption Agreement without the prior written consent of Seller.

         (s) AUDIT ASSISTANCE. Seller shall accord MCK and its independent auditors reasonable assistance and access, during normal business hours and with reasonable prior notice, to any books and records of the Business retained by Seller to enable MCK to prepare the following: (i) audited historical financial statements for the Business for the fiscal year ending December 31, 1999, including unaudited quarterly income statements, and (ii) unaudited historical financial statements for the Business for any interim period after December 31, 1999 but before the Closing Date as required, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), (A) for purposes of MCK's preparation of its SEC filings or any other filings which must or may be undertaken by MCK in connection with the consummation of transactions contemplated herein or subsequent financing transactions related thereto, (B) for any other reasonable purpose stipulated by MCK; PROVIDED, HOWEVER, that Seller, in the case of clause (B) only, shall not be required pursuant to this Agreement to provide MCK with any such reasonable assistance and access in connection with a dispute between the parties. Nothing in this Agreement (including the foregoing proviso), however, is in any way intended to limit the right of any party to (or to limit the scope of) any discovery to which such party is entitled under Applicable Law (including applicable discovery rules).

         (t) OBLIGATIONS TO CERTAIN FORMER STOCKHOLDERS. Seller, at its expense, will administer on behalf of MCK further efforts, as determined by Seller in its reasonable discretion, to satisfy the obligations owing to certain former stockholders of LNR pursuant to the LNR Acquisition

Agreement, which obligations shall be the sole responsibility of, and shall be solely satisfied by, Seller.

         (u) CERTAIN PERMITTED LIENS. Seller and its Affiliates will not suffer or permit any of the material assets of the Business to be foreclosed upon as a result of any those Permitted Liens specified in clauses (ii) or (iii) of the definition thereof in connection with any Taxes for which the Seller is liable or responsible under this Agreement.

Section 6.2. COVENANTS OF MCK.

         (a) PUBLIC ANNOUNCEMENTS. Notwithstanding anything herein to the contrary, MCK may make any public announcement regarding this Agreement and the transactions contemplated hereby in order that it not violate any Applicable Law or the rules of any stock exchange, after providing notice and the opportunity to comment on such disclosure to Seller. This covenant shall survive the Closing for a period of one year.

         (b) [INTENTIONALLY DELTED]

         (c) FURTHER ASSURANCES. Following the Closing, MCK shall (and MCK shall cause Trex, TrexCom (Asia), LNR and EMP to), from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby. Seller will reimburse MCK for MCK's and any such Affiliate's reasonable, direct, out-of-pocket expenses in connection with the foregoing.

         (d) ACCESS AND INFORMATION. Subject to compliance with Applicable Laws regarding classified information and security clearance, for the six-year period from and after the Closing, MCK shall (and shall cause its accountants, counsel, consultants, employees and agents to) give Seller and its accountants, counsel, consultants, employees and agents, reasonable access during normal business hours (with reasonable prior notice and in a manner not unduly interfering with the Business) and furnish them with all legally non-privileged documents, records, correspondence, computer data, work papers and other information with respect to the properties, assets, books, Contracts, commitments, reports and Books and Records relating to the Business, but solely for periods prior to the Closing (collectively, the "PRE-CLOSING INFORMATION"), as Seller shall from time to time reasonably request solely in connection with the filing by Seller of its Tax Returns or the preparation of financial statements and the Initial and Final Closing Statements of Net Book Value. In addition, subject to compliance with Applicable Laws regarding classified information and security clearance, MCK shall permit Seller and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel during normal business hours, with reasonable prior notice and in a manner not unduly interfering with the Business, as may be necessary to Seller in its review of the Pre-Closing Information. Except as otherwise required by Applicable Law or agreed to in writing by the parties, MCK shall (and shall cause its subsidiaries to) use reasonable efforts to preserve all material Pre-Closing Information in its possession until December 31, 2005. Notwithstanding the foregoing, in lieu of retaining any specific Pre-Closing Information, MCK may offer in writing to Seller to deliver such specific Pre-Closing Information to Seller and, if such offer is not accepted within 90 days, the offered Pre-Closing Information may be disposed of at any time.

         (e) DIRECTOR AND OFFICER INDEMNIFICATION. From and after the Closing Date, MCK shall not take any action to alter or impair any exculpatory or indemnification provisions, now existing in the charter or bylaws of any of Trex, TrexCom (Asia), LNR and EMP, for the benefit of any individual who served as a director or officer of any of Trex, TrexCom (Asia), LNR and EMP at any time prior to the Closing Date, except for any changes that may be required to conform with changes in Applicable Law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.

         (f) SUBSTITUTE LETTERS OF CREDIT AND BONDS. As soon as practicable after the Closing, unless otherwise agreed to in writing by Seller, MCK shall use commercially reasonable efforts to arrange for letters of credit or performance or surety bonds in substitution for the letters of credit and bonds listed in SCHEDULE 6.2(F) or assume the liabilities and obligations of Seller and its Affiliates with respect thereto.

         (g) SUBSEQUENT SALE OF THE BUSINESS. Unless otherwise agreed to in writing by the Seller, MCK will not, after the Closing, sell the Business (by merger, stock sale or by transfer of all or substantially all of the assets of the Business, or other transfer) or permit any Person that is not currently MCK to operate the Business in any manner unless both of the following conditions are met:

                  (i) the proposed buyer or transferee of the Business or its assets (the "Subsequent Owner") is a Qualified Purchaser; and

                  (ii) the Subsequent Owner executes the Buyer's Assignment and Assumption Agreement.

         (h) SALE OF INVENTORIES. MCK shall use its commercially reasonable efforts to sell on or prior to the first anniversary of the date of this Agreement the Inventories listed on SCHEDULE 4.13(B) without discounting the sales prices thereof from the sales prices listed on SCHEDULE 4.13(B).

         (i) GOVERNMENT AUDIT ASSISTANCE. MCK and its Affiliates shall furnish Seller with such assistance as may be reasonably requested by Seller in Government Contract audits and Tax audits.

Section 6.3. TAX MATTERS.

         (a) The Seller shall cause Trex, TrexCom (Asia), LNR and EMP to be included in the consolidated Federal Tax Returns that include the Seller for all periods for which they are required to be so included, including but not limited to the period from October 1, 1999 and through the Closing Date, and in any other state, local and foreign consolidated, affiliated, combined, unitary or other similar group Tax Returns that include the Seller, for all periods ended on or prior to the time of the Closing ("Pre-Closing Periods") for which Trex, TrexCom (Asia), LNR and EMP are required to be so included. The Seller shall be liable for all Pre-Closing Taxes of Trex, TrexCom (Asia), LNR and EMP except to the extent of any reserves for Tax liabilities set forth in the Final Statement of Net Book Value, and MCK shall be liable for all post-Closing Taxes and all Pre-Closing Taxes to the extent of any reserves for Tax liabilities set forth in the Final Statement of Net Book Value. In the event that the party liable for a Tax pursuant to the preceding sentence differs from the party responsible for filing any associated Tax return or paying such Tax, such liable party shall promptly pay such other party the amount of such Tax so that the responsible party may pay the Tax to the relevant Tax authority. The Seller shall be entitled to all refunds of Pre-Closing Taxes (including but not limited to interest with respect thereto) that either MCK, Seller, Trex, TrexCom (Asia), LNR or EMP may receive, and MCK shall pay, or cause Trex, TrexCom (Asia), LNR or EMP to pay, to the Seller any such refund that MCK or Trex, TrexCom (Asia), LNR or EMP may receive promptly after receipt thereof. MCK shall be entitled to all refunds of all other Taxes (including but not limited to interest with respect thereto) that MCK, Seller, Trex, TrexCom
(Asia), LNR or EMP may receive, and the Seller shall pay to MCK any such refund that Seller may receive promptly after receipt thereof; PROVIDED, HOWEVER, that in no event shall MCK, Trex, TrexCom (Asia), LNR or EMP be entitled to any refund of Pre-Closing Taxes as the result of any carryback or similar use of losses or other items attributable to any period that is not a Pre-Closing Period, and MCK shall make (or cause others to make) all necessary elections to preclude such a carryback or similar use of losses and other items.

         (b) Any Taxes with respect to Trex, TrexCom (Asia), LNR and EMP that relate to a tax period beginning before the Closing Date and ending after the Closing Date (an "Overlap Period") shall be allocated between the Seller and MCK as determined from the books and records of Trex, TrexCom (Asia), LNR and EMP during the portion of such period ending at the Closing and the portion of such period beginning immediately following the Closing, and based on accounting methods, elections and conventions then in effect and which are consistent with past tax accounting practices and in accordance with the applicable Consolidated Return Regulations. MCK shall cause Trex, TrexCom (Asia), LNR and EMP to file all Tax Returns for all periods after the Closing Date and pay, or cause to be paid, when due all Taxes shown as due on all such Tax Returns. The Seller shall promptly reimburse MCK for all Pre-Closing Taxes paid by Trex, TrexCom (Asia), LNR or EMP (or on behalf of Trex, TrexCom (Asia), LNR or EMP) after the Closing Date that exceed the amount of reserves for Tax liabilities set forth in the Final Statement of Net Book Value.

         (c) MCK shall notify the Seller within thirty (30) business days after receipt by MCK or any of its Affiliate of notice of (i) any pending or threatened federal, state, local or foreign Tax audits or assessments of Trex, TrexCom (Asia), LNR or EMP so long as any Pre-Closing Period remains open, and
(ii) any pending or threatened federal, state, local or foreign Tax audits or assessments of MCK or any of its Affiliates which may affect the Tax liabilities of Trex, TrexCom (Asia), LNR or EMP, in each case for Taxes and Tax Returns with respect to which the Seller may be liable under this Agreement. Failure of MCK to comply with the notification requirement set forth in the preceding sentence shall relieve the Seller of its indemnification obligations with respect to such liabilities, but only in the event and to the extent that the Seller was prejudiced by such failure. The Seller shall promptly notify MCK in writing upon receipt by the Seller or any Affiliate of the Seller of notice hereafter received of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of Trex, TrexCom (Asia), LNR or EMP. Failure of Seller to comply with the notification requirement set forth in the preceding sentence shall relieve MCK of its indemnification obligations with respect to such liabilities, but only in the event and to the extent that MCK was prejudiced by such failure.

         (d) After the Closing Date, MCK and the Seller shall provide each other, and MCK shall cause Trex, TrexCom (Asia), LNR and EMP to provide the Seller, with such cooperation and information relating to Trex, TrexCom (Asia), LNR and EMP as either party reasonably may request in filing any Tax Return (or amended Tax Return) or refund claim, determining any Tax liability or a right to a refund, conducting or defending any audit or other proceeding in respect of Taxes or effectuating the terms of this Agreement.

                                   ARTICLE VII

                             [INTENTIONALLY DELETED]

                                  ARTICLE VIII

                  CERTAIN EMPLOYEES AND EMPLOYEES BENEFIT PLANS

Section 8.1. EMPLOYMENT OF CERTAIN EMPLOYEES OF THE BUSINESS. MCK shall offer or cause to be offered employment, effective as of the Closing Date, to each of the employees listed on SCHEDULE 8.1 attached hereto and who is employed by Trex, TrexCom (Asia), LNR or EMP (as the case may be) on the Closing Date on substantially equivalent terms to his or her then current employment terms. Those employees who do not accept such offers of employment and do not become employees of MCK shall be referred to herein as the "NON-CONTINUING EMPLOYEES". For purposes of this Agreement, an offer of employment to any of the employees listed on SCHEDULE 8.1 shall be on "substantially equivalent terms" if (a) the wages, life insurance, medical coverage and other employee benefit plans, programs, policies or arrangements offered to such employee are on a basis substantially equivalent in the aggregate to those provided to such employee on the date hereof, and (b) solely for purposes of any period of eligibility service requirements or commencement of participation with respect to any employee benefit plan of MCK, such employee shall receive credit of his or her term of service with Trex, TrexCom (Asia), LNR or EMP, as the case may be; PROVIDED, HOWEVER, that MCK shall not be required to provide any of those employees who accept such offers of employment and become employees of MCK with any stock based plans relating to equity securities (or their equivalent, such as phantom stock plans or SARs) or any incentive bonus programs based on the achievement of financial targets. Nothing herein expressed or implied confers upon any employee of Trex, TrexCom (Asia), LNR or EMP any rights or remedies of any nature or kind whatsoever under or by reason of this ARTICLE VIII, including any right of those employees who accept such offers of employment and become employees of MCK to employment with MCK for a specified period of time.

                                   ARTICLE IX

                             [INTENTIONALLY DELETED]


                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1. BY SELLER. Subject to the terms and conditions of this ARTICLE X, Seller covenants and agrees to defend, indemnify and hold harmless MCK, its Affiliates and their respective successors, officers, directors, shareholders, employees, agents, trustees, advisers, lenders and representatives (collectively, the "MCK INDEMNITEES"), from and against, and pay or reimburse the MCK Indemnitees for, any and all claims, liabilities (including Tax liabilities), obligations, losses, fines, expenses, costs, proceedings, deficiencies, judgments, penalties or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including reasonable out-of-pocket expenses, consulting fees, court costs, expert witness fees and reasonable attorneys' fees and expenses incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "LOSSES"), resulting from, arising out of or relating to:

         (a) any misrepresentation or breach of any warranty of Seller made or contained in this Agreement;

         (b) any failure of Seller to perform any covenant or agreement made or contained in this Agreement or fulfill any obligation in respect thereof;

         (c) any and all Taxes for or in respect of each of the following:

                  (i) any liability for any Pre-Closing Taxes with respect to the Business imposed on Seller, TrexCom (Asia), LNR, EMP, Trex or any of their respective Affiliates, or attributable to the operations of Seller, TrexCom
(Asia), LNR, EMP, Trex or any of their respective Affiliates, with respect to
(A) any taxable period or a portion thereof ending through and including the Closing Date, or (B) any of the transactions contemplated hereby (it being understood and agreed that this clause (B) is not in limitation of SECTION 10.2(C));

                  (ii) with respect to any and all Taxes of any member of a consolidated, combined or unitary group of which Seller, TrexCom (Asia), LNR, EMP or Trex (or any predecessor of any of the foregoing Persons) is or was a member on or prior to the Closing Date by reason of the liability of Seller, TrexCom (Asia), LNR, EMP or Trex (or any predecessor of any of the foregoing Persons) pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, by contract or otherwise;

                  (iii) any Taxes arising out of a breach of the representations and warranties contained in ARTICLE IV; and

                  (iv) any payments required to be made after the Closing Date under any Tax sharing, Tax allocation or similar contracts (whether or not written), to which Seller, TrexCom (Asia), LNR, EMP, Trex (or any predecessor of any of the foregoing Persons) was obligated, or was a party, on or prior to the Closing Date;

         (d) any and all of the Exclusions and the Special Indemnity Items;

         (e) any Environmental Liabilities and Costs arising from, relating to, in respect of or incurred in connection with conditions existing or events occurring prior to the Closing;

         (f) any solicitation, offer, redemption, purchase or other acquisition by Seller, Trex, TrexCom (Asia), LNR or EMP or any of their respective Affiliates before the Closing, in respect of any securities (or any rights or obligations to redeem, purchase or otherwise acquire any securities) of any of Trex, LNR, EMP, or TrexCom (Asia), including any obligations of Trex to redeem, purchase or otherwise acquire any shares of capital stock of Trex that may hereafter be issued pursuant to the LNR Acquisition Agreement; or any solicitation, offer, redemption, purchase or other acquisition by Seller or any of its Affiliates (it being understood and agreed that none of Trex, LNR, EMP, or TrexCom (Asia) shall constitute Affiliates of Seller from and after the Closing) whether before or after the Closing Date, in respect of any securities (or any rights or obligations to redeem, purchase or otherwise acquire any securities) of any of Trex, LNR, EMP or TrexCom (Asia), including any obligations of Trex relating to the redemption, purchase, or other acquisition of any shares of capital stock of Trex that may hereafter be issued pursuant to the LNR Acquisition Agreement (including any of the cash payment obligations referred to in SCHEDULE 4.24A(A));

         (g) any claim of any former or current holder of any security (or of any right to redeem, purchase or otherwise acquire any security or to cause the redemption, purchase or other acquisition of any security) of any of Trex, TrexCom (Asia), LNR or EMP, in each case arising out of agreements or arrangements in effect prior to the Closing; or

         (h) subject to SECTION 6.2(E), any claim asserted by a third party arising from, relating to or in respect of acts or omissions, occurring prior to the Closing Date, of any individual who served as a director or officer of any of Trex, TrexCom (Asia), LNR and EMP at any time prior to the Closing.

         Seller shall not be required to indemnify the MCK Indemnitees with respect to any claim for indemnification pursuant to SECTION 10.1(A) unless and until the aggregate amount of all claims for indemnification under SECTION 10.1(A) exceeds $250,000, at which point the MCK Indemnitees shall be entitled to indemnification only for the amount by which such claims exceed such $250,000 amount. Claims thereafter may be asserted regardless of amount. The aggregate liability of Seller for monetary damages under this Agreement shall not exceed $19,000,000, subject to the following provisions of this SECTION 10.1 and
SECTION 10.4. Notwithstanding the foregoing, the indemnification obligations of Seller from time to time under this SECTION 10.1 with respect to (1) a claim for indemnification under SECTION 10.1(A) relating to any misrepresentation or breach of any warranty made or contained in SECTION 4.6, 4.18, or 4.24A, or (2) a claim for indemnification under SECTION 10.1(B), 10.1(C) or 10.1(E) shall not, when aggregated with all other liabilities of Seller for monetary damages under this Agreement, exceed the Purchase Price. Notwithstanding the foregoing, none of the limitations contained in this paragraph (I.E., the deductibles and caps) shall apply with respect to a misrepresentation or breach of warranty under
SECTION 4.13(B). A misrepresentation or breach of warranty under SECTION 4.13(B) shall result in a dollar-for-dollar payment to MCK for any Inventories referred to therein not sold in accordance with the terms thereof.

Section 10.2. BY MCK. Subject to the terms and condition of this ARTICLE X, MCK covenants and agrees to defend, indemnify and hold harmless Seller, its Affiliates and their respective successors, officers, directors, shareholders, employees, agents, advisers, lenders and representatives (collectively, the "SELLER INDEMNITEES"), from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from, arising out of or relating to:

         (a) any misrepresentation or breach of warranty of MCK made or contained in this Agreement;

         (b) any failure of MCK to perform any covenant or agreement made or contained in the Agreement or fulfill any other obligation in respect thereof;

         (c) any and all Taxes (other than Transfer Taxes) to the extent such Taxes would not have been incurred but for transactions or events regarding the Business occurring from and after the Closing; or

         (d) the letters of credit listed on SCHEDULE 6.2(F) arising after the Closing.

         MCK shall not be required to indemnify the Seller Indemnitees with respect to any claim for indemnification pursuant to SECTION 10.2(A) unless and until the aggregate amount of all claims for indemnification under SECTION 10.2(A) exceeds $250,000, at which point, the Seller Indemnitees shall be entitled to indemnification only for the amount by which such claims exceed such $250,000 amount. Claims thereafter may be asserted regardless of amount. The aggregate liability obligations of MCK for monetary damages under this Agreement shall not exceed $19,000,000.

Section 10.3. INDEMNIFICATION PROCEDURES.

         (a) THIRD PARTY CLAIMS. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY"), written notice describing in reasonable detail the facts for the basis of such claim shall be given by the Indemnified Party to the party required to provide indemnification (the "INDEMNIFYING PARTY") as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume control of the defense of any third party claim or any litigation with a third party resulting therefrom; PROVIDED, HOWEVER, that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) the Indemnified Party may participate in, but not control, such defense at such Indemnified Party's expense (which shall not be subject to reimbursement hereunder except as provided below), and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith and on the advice of outside counsel, determine the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over that portion of the defense, settlement, negotiations or litigation relating to any such defenses or counterclaim at the sole cost of the Indemnifying Party; PROVIDED, HOWEVER, that if the Indemnified Party does so take over and assume control (1) the Indemnifying Party may participate in, but not control, such defense or litigation with its own counsel and at its own expense, and, (2) the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume control of the defense of any matter as above provided within 30 days after receipt of the notice from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand for which the Indemnified Party is entitled to indemnification under this Agreement at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this ARTICLE X and the records of each relating to the defense of such claim or litigation shall be reasonably available to the other with respect to such defense.

         (b) NON-THIRD PARTY CLAIMS. With respect to any claim for indemnification hereunder which does not involve a third party claim, the Indemnified Party will give the Indemnifying Party written notice of such claim promptly after becoming aware of the facts giving rise to such claim, provided, however, that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 30 days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such 30-day period, setting forth in reasonable detail the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to resolve such dispute within 30 days of the date such notice of dispute is received. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have disputed such claim in full. If (a) the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this ARTICLE X, (b) any dispute under this ARTICLE X has been resolved in favor of indemnification by mutual agreement of the Indemnifying Party and the Indemnified Party, or (c) any dispute under this ARTICLE X has been finally resolved in favor of indemnification by a final non-appealable order of a court of competent jurisdiction or other tribunal having jurisdiction over such dispute, then the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within 20 days of the date of acknowledgement by the Indemnifying Party or final resolution in favor of indemnification, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

         (c) ENVIRONMENTAL ACTIONS. If Seller is required to perform any investigation, monitoring, clean-up, containment, response, removal, remedial, compliance or other action relating to any Environmental Liabilities and Costs for which Seller is obligated to defend, indemnify and hold the MCK Indemnities harmless pursuant to SECTION 10.1 (such work is referred to herein as the "ENVIRONMENTAL ACTIONS"), then Seller shall perform, or cause to be performed, the Environmental Action(s); PROVIDED, HOWEVER, that Seller shall have (i) the continuing right of access during normal business hours, and (ii) the exclusive right to manage and control all Environmental Actions undertaken pursuant to this SECTION 10.3, including selection of any contractor or consultant, any contracts entered into with such parties, any disclosures to or agreements with any public or private agencies relating to the Environmental Action and any written plan for the particular Environmental Action, subject to the requirements of this Agreement, and MCK shall reasonably cooperate with Seller's efforts to carry out its obligations under this Agreement, including by executing any documents reasonably requested by Seller; PROVIDED, HOWEVER, that MCK shall not be required to execute any document which will cause MCK to incur any additional liability or obligations hereunder under Applicable Law or otherwise. Seller shall conduct the Environmental Actions:

                  (A) using an environmental consulting firm reasonably acceptable to MCK;

                  (B) in a manner which does not impair the use, in any material respect, of any of the Real Estate Assets as currently used, including refusing to accept any deed restriction which may impair such use, in any material respect, of any of the Real Estate Assets; and

                  (C) in a manner consistent with the MCK's reasonable security requirements, and which minimizes the intrusion upon business operations, including providing reasonable notice at least 24 hours prior to entry.

Section 10.4. LIMITATIONS ON LIABILITY.

         (a) The parties hereto agree that the limitations set forth in SECTION
10.1 and SECTION 10.2 shall not apply to the indemnification obligations of Seller or MCK, as the case may be, with respect to any Losses that have resulted from fraud or intentional misconduct. Absent fraud or intentional misconduct, each of the parties hereto hereby (i) acknowledges and agrees that the indemnification provided by this ARTICLE X (as subject to the terms and conditions contained herein) shall be the sole and exclusive remedy of such party for any breach of the representations, warranties, covenants or agreements of the other party set forth in this Agreement, and (ii) waives any other remedy under law or in equity (subject, however, to SECTION 11.16). The Indemnified Party shall bear the burden of proof with respect whether any breach of a representation or warranty by the Indemnifying Party was fraudulent or intentional.

         (b) The amount of any Losses for which indemnification is provided under this ARTICLE X shall be reduced by any related recoveries to which the Indemnified Party actually received pursuant to any insurance policies (excluding any pollution liability policies purchased by MCK or its Affiliates) on account of the matter resulting in such Losses, and the Indemnified Party shall use commercially reasonable efforts to pursue such recoveries from the relevant insurance carriers.

         (c) Notwithstanding anything to the contrary in this Agreement, no party shall be obligated to indemnify any other party with respect to any actual or alleged breach of representation, warranty, covenant or agreement contained in this Agreement after the termination of the applicable survival period set forth in SECTION 10.6; PROVIDED, HOWEVER, that if an Indemnified Party delivers in good faith a notice of claim for indemnification under this ARTICLE X prior to (i) in the case of a claim involving a breach of a representation or warranty, the end of the applicable survival period, or (ii) in the case of a claim involving a breach of a covenant or agreement, 90 days after the end of the applicable survival period, and such claim is finally settled or adjudicated in favor of the Indemnified Party after the end of the applicable survival period or after 90 days after the end of the applicable survival period, as the case may be, the Indemnifying Party shall, subject to the provisions herein, indemnify the Indemnified Party from and against Losses incurred by such Indemnified Party as a result of such claim for indemnification.

         (d) Notwithstanding anything to the contrary in this Agreement, the amount of any Losses for which indemnification is provided under this ARTICLE X shall be calculated net of any accruals, reserves or provisions reflected in the Final Closing Statement of Net Book Value that relate to the nature of the claim from which such Losses arose. By way of illustration, this shall mean that, subject to the other provisions herein, Seller shall be responsible for, and MCK may make, a claim relating to accounts receivable only after indemnifiable Losses relating to accounts receivable exceed the reserve for doubtful accounts reflected in the Final Closing Statement of Net Book Value; however, such reserve for doubtful accounts shall not affect Seller's responsibility for, or MCK's ability to make, any claim for indemnifiable Losses relating to, for example, Intellectual Property. Notwithstanding the foregoing, it is understood and agreed that the provisions of this SECTION 10.4(D) shall not apply to any indemnification claim for Losses relating to the Inventories listed on SCHEDULE 4.13(B).

         (e) In no event shall any Indemnifying Party be responsible or liable to any Indemnified Party for any Losses or other amounts under this ARTICLE X that constitute punitive or other damages that are not compensatory in nature (other than any such damages suffered by the Indemnified Party as a result of an obligation to pay such damages to a third party).


Section 10.5. SET-OFF. Each party hereby affirmatively waives any rights of set-off with respect to amounts due and payable by it hereunder or that may thereafter become due and payable by it hereunder.

Section 10.6. SURVIVAL PERIOD. Except as provided in this SECTION 10.6, the representations and warranties of the parties contained in this Agreement shall survive for a period of two years from the Closing Date. Notwithstanding anything to the contrary herein, the representations and warranties contained in SECTIONS 4.6, 4.10(A), 4.18 and 4.24A shall survive for the period of time equal to the applicable statute of limitations in respect of claims relating thereto. All covenants and agreements of the parties contained herein shall survive the Closing for the period herein specified or, if no period is specified, for a period of four years from the Closing Date; PROVIDED, HOWEVER, that the covenants and agreements contained in SECTION 6.1(J) shall survive indefinitely. At the end of the respective applicable survival periods set forth herein, the representations, warranties, covenants and agreements of the parties contained in this Agreement shall terminate and expire for all purposes and shall not provide the basis for any claim for indemnification thereafter (subject, however, to the proviso contained in SECTION 10.4(C)).

Section 10.7. TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1. EXPENSES. Except to the extent otherwise provided hereby, Seller shall bear the Expenses of Seller and its Affiliates (including, for periods prior to the Closing, Trex, TrexCom (Asia), LNR and EMP) and MCK shall bear its Expenses. For purposes of this Section, "EXPENSES" shall mean expenses, costs and fees (including any attorneys' and auditors' fees, investment banking, brokerage or finder's fees, commission or similar compensation, or any bonus payable to any officer, director, employee, agent, sales representative, relative of or consultant to such party or any of its Affiliates (including, in the case of Seller prior to the Closing, Trex, TrexCom (Asia), LNR and EMP), payable upon the consummation of the transactions contemplated hereby) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

Section 11.2. SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Section 11.3. NOTICES. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "NOTICE") shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class certified or registered mail or by next-day or overnight mail or personal delivery.

            (i)   if to MCK, to

                                    MCK Communications Statutory Trust
                                    c/o First Union National Bank
                                    10 State House Square
                                    Hartford, CT  06103-3698
                                    Facsimile: (860) 247-1356
                                    Attention:  W. Jeffrey Kramer

                                    with copies to:

                                    LeBoeuf, Lamb, Greene & MacRae LLP
                                    One Embarcadero Center, Suite 400
                                    San Francisco, CA  94111
                                    Facsimile:  (415) 951-1180
                                    Attention:  Graham R. Taylor, Esq.

                                    Bingham Dana LLP
                                    One State Street
                                    Hartford, CT  06103
                                    Facsimile:  (860) 240-2800
                                    Attention:  James G. Scantling, Esq.

            (ii)   if to Seller, to

                                    ThermoTrex Corporation
                                    81 Wyman Road
                                    P.O. Box 9046
                                    Waltham, MA  02254-9046

                                    Attention:  President
                                    Facsimile:     (781) 622-1283

                           with copies to:

                                    Thermo Electron Corporation
                                    81 Wyman Road
                                    P.O. Box 9046
                                    Waltham, Massachusetts 02254~9046
                                    Attention:     General Counsel
                                    Facsimile:     (781) 622-1283

                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109
                                    Attention:     Hal J. Leibowitz, Esq.
                                    Facsimile:     (617) 526-5000

or, in each case, at such other address as may be specified in a Notice to the other party hereto. Any Notice shall be deemed effective and given upon receipt (or intentional refusal of receipt by the addressee of such Notice).

Section 11.4. ATTORNEYS' FEES. If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

Section 11.5. LIABILITY FOR TRANSFER TAXES. Seller shall be responsible for and shall pay in a timely manner of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFER TAXES"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; PROVIDED, HOWEVER, that such party's preparation of any such Tax returns shall be subject to the other party's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 11.6. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 11.7. ENTIRE AGREEMENT. This Agreement (including the Schedules and the Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 11.8. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 11.9. GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof. MCK and Seller hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the Commonwealth of Massachusetts, and the federal courts of the United States of America located in the Southern District of New York or in the Commonwealth of Massachusetts solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York or Massachusetts state or federal court. MCK and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in SECTION 11.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 11.10. [INTENTIONALLY DELETED]

Section 11.11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 11.12. ASSIGNMENT. (a) Neither this Agreement nor any party's rights or obligations hereunder shall be assignable or otherwise transferable (whether by merger, sale of stock, sale of all or substantially all of the assets or business, by operation of law or otherwise), without the prior written consent of the other party hereto, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that no such assignment by a party with the consent of the other party shall relieve the assigning party of any of its obligations hereunder).

         (b) Notwithstanding anything to the contrary contained in this Agreement, Seller may without the prior consent of MCK, assign or otherwise transfer its rights and obligations hereunder to: (i) any Affiliate of Seller; PROVIDED, HOWEVER, that such Affiliate remains an Affiliate of Seller at all times following such assignment or other transfer and such party continues to be responsible for its obligations hereunder; or (ii) any successor-in-interest to substantially all of Seller's business (whether by stock sale, asset sale or otherwise).

Section 11.13. NO THIRD PARTY BENEFICIARIES. Except as provided in ARTICLE X with respect to indemnification of the Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 11.14. AMENDMENT; WAIVERS, ETC. No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No amendment or modification of this Agreement shall be effective unless in a writing signed by the parties.

Section 11.15. SELLER ACKNOWLEDGMENT. Seller acknowledges that the representations and warranties contained in this Agreement and in any document or instrument delivered to MCK pursuant hereto or in connection herewith shall not be deemed waived or otherwise affected by any investigation by MCK, its officers, directors, employees, counsel, accountants, advisors, representatives and agents.

Section 11.16. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 11.17. DISCLOSURE GENERALLY. The Schedules shall be arranged in sections corresponding to the Sections contained in this Agreement, and the disclosures in any section of the Schedules shall qualify only (a) the corresponding section of this Agreement, and (b) other sections of ARTICLE IV to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is applicable to such other sections. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material or has or would have a Material Adverse Effect, or is outside the ordinary course of business.

Section 11.18. NO RECOURSE. It is expressly understood and agreed that this Agreement is executed and delivered by First Union National Bank ("FIRST UNION"), not in its individual capacity but solely as trustee under the Trust Agreement (MCK Communications Statutory Trust) dated as of January 21, 2000, (the "TRUST AGREEMENT"), in the exercise of the powers and authority conferred and vested in it as the trustee thereunder, and each of the representations, warranties, undertakings and agreements herein made on the part of MCK is made and intended not as a personal representation, warranty, undertaking and agreement by First Union, but is made and intended for the purpose of binding only the trust estate created by the Trust Agreement (the "TRUST ESTATE") and all persons having any claim against First Union or MCK by reason of the transactions contemplated by this Agreement shall, except in the case of fraud, gross negligence or willful misconduct of First Union, look only to the Trust Estate for payment or satisfaction thereof.

         IN WITNESS WHEREOF, the parties duly have executed this Agreement as of the date first above written.


                                    THERMOTREX CORPORATION




                                    By  /s/  Anne Pol
                                        -------------------------------------
                                    Name:    Anne Pol
                                    Title:   Interim President

                                    MCK COMMUNICATIONS STATUTORY TRUST
                                    By First  Union  National  Bank,  not in its
                                    individual   capacity   but  solely  as  its
                                    Trustee.




                                    By  /s/  W. Jeffrey Kramer
                                        --------------------------------------
                                    Name:    W. Jeffrey Kramer
                                    Title:   Vice President

                                    EXHIBIT A

                           TO STOCK PURCHASE AGREEMENT

                           [THERMO ELECTRON GUARANTY]

                                    EXHIBIT B

                           TO STOCK PURCHASE AGREEMENT

                           [NON-COMPETITION AGREEMENT]

                                    EXHIBIT C

                           TO STOCK PURCHASE AGREEMENT

                             [TERMINATION AGREEMENT]

                                    EXHIBIT D

                           TO STOCK PURCHASE AGREEMENT

                  [BUYER'S ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                    EXHIBIT E

                           TO STOCK PURCHASE AGREEMENT

                 [SELLER'S ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                    EXHIBIT F

                           TO STOCK PURCHASE AGREEMENT

                       [FORM OF LASER TECHNOLOGY LICENSE]